UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No. 1)

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Exact Sciences Corporation
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Explanatory Note

This amended definitive proxy statement (the "Amended Proxy Statement") is being filed to amend and restate in its entirety the Definitive Proxy Statement on Schedule 14A previously filed by Exact Sciences Corporation (the "Company") on April 30, 2018 (the "Original Filing"). The Company is filing this Amended Proxy Statement solely to update (i) the expected mailing date of this Amended Proxy Statement from June 14, 2018 to June 27, 2018 and (ii) from February 14, 2019 to February 27, 2019 the date by which stockholder proposals must be received by the Company in order to be considered for inclusion in the proxy statement and form of proxy relating to the Company's 2019 annual meeting of stockholders. No other changes have been made to the Original Filing. The Company will distribute and make available to its stockholders this revised definitive proxy statement in lieu of the original definitive proxy statement.

441 Charmany Drive
Madison, Wisconsin 53719

June 27, 2018

Dear Stockholder:

You are cordially invited to attend the annual meeting of stockholders of Exact Sciences Corporation to be held at 10:00 a.m., local time, on Thursday, July 26, 2018, at The Edgewater, Grand Ballrooms A and B, 1001 Wisconsin Place, Madison, Wisconsin 53703.

We look forward to your attending either in person or by proxy. Further details regarding the matters to be acted upon at this meeting appear in the accompanying Notice of 2018 Annual Meeting and Proxy Statement. Please give this material your careful attention.

Very truly yours,

Kevin T. Conroy Chairman, President and Chief Executive Officer

EXACT SCIENCES CORPORATION
441 Charmany Drive
Madison, Wisconsin 53719

NOTICE OF 2018 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JULY 26, 2018

To the Stockholders of Exact Sciences Corporation:

NOTICE IS HEREBY GIVEN that the 2018 Annual Meeting of Stockholders of Exact Sciences Corporation, a Delaware corporation, will be held on Thursday, July 26, 2018, at 10:00 a.m., local time, at The Edgewater, Grand Ballrooms A and B, 1001 Wisconsin Place, Madison, Wisconsin 53703, for the following purposes:

1.
To elect the three nominees to our Board of Directors nominated by our Board of Directors to serve for a three year term as Class III directors.

2.
To ratify the appointment of BDO USA, LLP as our independent registered public accounting firm for 2018.

3.
To hold an advisory vote on executive compensation.

4.
To transact such other business as may properly come before the annual meeting and any adjournments or postponements thereof.

Only stockholders of record at the close of business on May 31, 2018, the record date fixed by our Board of Directors, are entitled to notice of and to vote at the annual meeting and any adjournment or postponement thereof. If you plan to attend the annual meeting and you require directions, please call us at (608) 284-5700.

By Order of our Board of Directors,

D. Scott Coward Senior Vice President, General Counsel and Secretary

Madison, Wisconsin
June 27, 2018

Exact Sciences 2018 Proxy Statement	i

441 Charmany Drive
Madison, Wisconsin 53719

2018 PROXY SUMMARY

THIS SUMMARY HIGHLIGHTS INFORMATION CONTAINED ELSEWHERE IN THIS PROXY STATEMENT. IT DOES NOT CONTAIN ALL OF THE INFORMATION THAT YOU SHOULD CONSIDER. PLEASE READ THE ENTIRE PROXY STATEMENT CAREFULLY BEFORE VOTING.

Your Vote

Your vote is very important. Our Board of Directors is requesting you to allow your Common Stock to be represented at our 2018 annual meeting by proxies named on the proxy card.

This Proxy Statement is being sent to you and all of our stockholders on or about June 27, 2018 in connection with this request.

How to Vote

Stockholders of record may vote their shares prior to the annual meeting via the Internet, by telephone or by mail.

Beneficial owners of shares held in "street name" may vote by following the voting instructions provided to them by their bank or broker.

Exact Sciences 2018 Proxy Statement	1

2018 PROXY SUMMARY

Summary of Voting Proposals and Voting Recommendations

Proposals	Board Recommendation
PROPOSAL 1. Election of Directors (Page 5)
We are asking stockholders to vote on each director nominee to our Board of Directors named in this Proxy Statement. Our Board of Directors believes that each director nominee has the qualifications, experience, and skills necessary to represent stockholders through service on our Board of Directors.	FOR ALL
PROPOSAL 2. Ratification of Appointment of Independent Registered Public Accounting Firm (Page 20)
Our Audit and Finance Committee has appointed BDO USA, LLP to serve as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2018. Our Audit and Finance Committee and our Board of Directors believe that the continued retention of BDO to serve as our independent auditor is in the best interests of the Company and its stockholders. As a matter of good corporate governance, stockholders are being asked to ratify our Audit and Finance Committee's appointment of BDO.	FOR
PROPOSAL 3. Non-Binding, Advisory Approval of Compensation to NEOs ("Say-on-Pay") (Page 24)
We are asking our stockholders to indicate their support for our executive compensation programs as described in this Proxy Statement. This vote is referred to as a "Say-on-Pay" vote.	FOR

2	Exact Sciences 2018 Proxy Statement

2018 PROXY SUMMARY

Nominees for Election as Directors and Continuing Directors

Our Board of Directors recommends a vote FOR the election of each of the following nominees for director:

		Director	Director		Committee Membership
Name	Age	Since	Class	Primary Occupation	AFC	CMDC	CGN
Nominees for Election as Class III Directors
Thomas D. Carey*	56	2013	Class III	Founder and Managing Director, Perspective Group, LLC
Daniel J. Levangie*	67	2010	Class III	Former CEO and President, Cytyc Health Corporation; Currently Co-founder and Manager, ATON Partners
Michael S. Wyzga*	63	2015	Class III	Former Executive Vice President, Finance and Chief Financial Officer, Genzyme Corporation
Continuing Directors
Eli Casdin*	44	2017	Class II	Founder, Chief Investment Officer and Managing Director, Casdin Capital
Kevin T. Conroy	52	2009	Class I	President, CEO and Chairman of the Board of Directors, Exact Sciences Corporation
James E. Doyle*	72	2014	Class II	Former Governor of Wisconsin (2003-2011); Currently Of Counsel, Foley & Lardner LLP, and Partner, Doyle & Boyce Strategies
John A. Fallon, M.D.*	70	2016	Class I	Former Senior Vice President and Chief Physician Executive at Blue Cross Blue Shield of Massachusetts
David A. Thompson*	76	2010	Class I	Lead Independent Director, Exact Sciences Corporation; Former Senior Vice President and President of Diagnostic Division, Abbott Laboratories
Katherine S. Zanotti*	63	2009	Class I	CEO of Arbonne International

* Independent Chair Member
AFC = Audit and Finance Committee; CMDC = Compensation and Management Development Committee; CGN = Corporate Governance & Nominating Committee

Exact Sciences 2018 Proxy Statement	3

2018 PROXY SUMMARY

Governance Highlights

Eight of nine directors independent

Annual evaluation of CEO by our Board of Directors

Annual Board and Committee self-evaluations

Board exercising a strong, independent oversight function

Robust director nominee selection process

Lead Independent Director exercising forceful, energetic and independent leadership

Audit and Finance, Compensation and Management Development and Corporate Governance & Nominating Committees comprised entirely of independent directors

Robust stock ownership guidelines for independent directors and senior executive officers

Clawback provisions in our key compensation programs

Regular executive sessions of non-management directors

Annual "say on pay" advisory vote

Anti-hedging, anti-short sale and anti-pledging policies

Engagement of independent compensation consultant

4	Exact Sciences 2018 Proxy Statement

PROPOSAL 1—ELECTION OF DIRECTORS

PROPOSAL 1—ELECTION OF DIRECTORS

WHAT YOU ARE VOTING ON:

At the 2018 Annual Meeting, three Class III directors are to be elected to hold office until the 2021 Annual Meeting and until their successors are elected and qualified, or until the directors either resign or are removed from office.

The Company's Board of Directors currently consists of nine members and is divided into three classes serving terms of three years. Stockholders elect one class of directors at each annual meeting. The class up for election at the 2018 Annual Meeting is Class III, whose members currently include Thomas D. Carey, Daniel J. Levangie and Michael S. Wyzga. Upon the recommendation of the Corporate Governance and Nominating Committee of our Board of Directors, our Board of Directors has nominated and recommended Thomas D. Carey, Daniel J. Levangie and Michael S. Wyzga for re-election to our Board of Directors as Class III directors.

Shares represented by all proxies received by our Board of Directors and not marked so as to withhold authority to vote for any individual nominee will be voted FOR the election of the nominees named below. Our Board of Directors knows of no reason why any nominee would be unable or unwilling to serve, but if such should be the case, proxies may be voted for the election of some other person nominated by our Board of Directors.

The Company's Corporate Governance Guidelines provide for a majority voting policy in uncontested elections of nominees to our Board of Directors. Under the majority voting policy, any nominee for director in an uncontested election who receives a greater number of votes "withheld" from his or her election than votes "for" such election must offer his or her resignation as a director to the Corporate Governance & Nominating Committee of our Board of Directors. Upon receipt of this offer of resignation, the Corporate Governance & Nominating Committee will consider the offer of resignation and recommend to our Board of Directors action to be taken with respect to the offer of resignation, including whether or not to accept such offer of resignation. Our Board of Directors will then act upon such recommendation and promptly disclose its decision, together with an explanation of the reasons behind such decision. Our majority voting policy is set forth in our Corporate Governance Guidelines, which can be found on our website located at www.exactsciences.com under "Investor Relations—Corporate Governance."

Set forth below are the nominees to be elected at the 2018 Annual Meeting and continuing directors and, for each such continuing director, the year such director was first elected as a director, the positions currently held by each director with us, the year each director's current term will expire and the current class of each director.

Exact Sciences 2018 Proxy Statement	5

INFORMATION CONCERNING DIRECTORS AND NOMINEES FOR DIRECTOR

INFORMATION CONCERNING DIRECTORS AND NOMINEES FOR DIRECTOR

Set forth below is background information for each current director and nominee for director, as well as information regarding additional experience, qualifications, attributes or skills that led our Board of Directors to conclude that such director or nominee should serve on our Board of Directors.

Nominees for Class III Directors

THOMAS D. CAREY	DIRECTOR SINCE: 2013 AGE: 56

Position: Director Current Class of Director: III Current Term Expiration: 2008
Thomas D. Carey, age 56, has served as a director since April 2013. Mr. Carey is the founder and Managing Director of Perspective Group, LLC, a human capital and executive search firm serving the healthcare industry. Previously, Mr. Carey was a member at Spencer Stuart, a global executive search firm, from 2010 through 2015, where he was responsible for leading the firm's global efforts in providing board services to companies within all segments of the healthcare market. Prior to Spencer Stuart, Mr. Carey was with Russell Reynolds Associates from 2001 to 2010 where he served as a Partner and Co-Head of the firm's Global Life Sciences Practice for the three years preceding his move to Spencer Stuart. Prior to entering the search industry, Mr. Carey served as an investment banker and then chief financial officer of both private and public healthcare and information technology companies. Mr. Carey earned a bachelor's degree from the College of the Holy Cross and an MM degree in management policy from the Kellogg Graduate School of Management at Northwestern University.

Mr. Carey brings to our Board of Directors more than 20 years of broad life sciences industry expertise. His background in finance and the executive search industry also provides our Board of Directors a valuable perspective with respect to financial strategy, key executive hires and other personnel-related matters.

DANIEL J. LEVANGIE	DIRECTOR SINCE: 2010 AGE: 67

Position: Director Current Class of Director: III Current Term Expiration: 2018
Daniel J. Levangie, age 67, has served as a director since July 2010. He is an experienced executive and corporate director with senior operating experience in the field of medical devices and in vitro diagnostics. Mr. Levangie is co-founder and manager of ATON Partners, a private investment firm, and Chairman, President & CEO of CereVasc, LLC, an early-stage medical device company. From 2013 through January 2017, Mr. Levangie served as President of Insulet Drug Delivery Systems. From 2011 through 2013, Mr. Levangie was chief executive officer of Dune Medical Devices, Inc. and co-founder and managing partner of Constitution Medical Investors,  Inc., a Boston-based private investment and product development firm acquired by Roche Diagnostics Corporation in July 2013. Prior to the above, Mr. Levangie held a variety of executive management positions with Cytyc Corporation until the acquisition of Cytyc by Hologic, Inc. in October 2007. These positions include executive vice president and chief operating officer, chief executive officer and president of Cytyc Health Corporation, executive vice president and chief commercial officer and president, Cytyc Surgical Products Division. Prior to joining Cytyc Corporation in 1992, Mr. Levangie held a number of sales, marketing and management positions with Abbott Laboratories, a diversified healthcare company. Mr. Levangie is currently a director of CereVasc, LLC and Dune Medical Device. He previously served as a director of Insulet Corporation, a medical device company (Nasdaq: PODD), Liposcience, Inc., a diagnostics company (formerly Nasdaq: LIPO), ev3, Inc., a medical device company, and Hologic, Inc., a diagnostic, imaging systems and surgical products company (Nasdaq: HOLX). Mr. Levangie is a member of the Advisory Board of the Barnett Institute of Northeastern University and is a trustee of Excel Charter School, East Boston. Mr. Levangie earned a bachelor's degree in pharmacy from Northeastern University.

Mr. Levangie brings a wealth of executive, managerial and leadership experience in the healthcare industry to our Board. He has significant board of director experience from his service on the boards of directors of numerous medical device and biotechnology companies.

6	Exact Sciences 2018 Proxy Statement

INFORMATION CONCERNING DIRECTORS AND NOMINEES FOR DIRECTOR

MICHAEL S. WYZGA	DIRECTOR SINCE: 2015 AGE: 63

Position: Director Current Class of Director: III Current Term Expiration: 2018
Michael S. Wyzga, age 63, served as the President and Chief Executive Officer and a member of the board of directors of Radius Health, Inc., a biopharmaceutical company focused on developing new therapeutics for the treatment of osteoporosis and other women's health conditions, from December 2011 to November 2013. Prior to that, Mr. Wyzga served in various senior management positions at Genzyme Corporation, a global biotechnology company. Mr. Wyzga joined Genzyme in March 1997 and most recently served as Executive Vice President, Finance from May 2003 until November 2011 and as Chief Financial Officer from July 1999 until November 2011. Mr. Wyzga is an independent healthcare consultant and currently serves as Chairman of the Board of Directors of Gensight Biologics S.A., a clinical-stage biologics company (EPA: SIGHT), a director of Akebia Therapeutics, Inc., a pharmaceutical company (Nasdaq: AKBA), and Oncomed Pharmaceuticals, Inc., a pharmaceutical company (Nasdaq: OMED), and previously served as a director of Prosensa Holding N.V. (formerly Nasdaq: RNA), a biotechnology company, and Idenix Pharmaceuticals, Inc. (formerly Nasdaq: IDIX), a pharmaceutical company. Mr. Wyzga received a BS from Suffolk University and an MBA from Providence College.

Mr. Wyzga brings extensive financial and managerial experience in the biotechnology and biopharmaceutical industries to our Board of Directors with key insight into financial and strategic initiatives as well as extensive public company board service within our industry.

Exact Sciences 2018 Proxy Statement	7

INFORMATION CONCERNING DIRECTORS AND NOMINEES FOR DIRECTOR

Continuing Directors

ELI CASDIN	DIRECTOR SINCE: 2017 AGE: 44

Position: Director Current Class of Director: II Current Term Expiration: 2020
Eli Casdin, age 44, founded Casdin Capital, LLC, a life sciences and healthcare investment company, in 2011 and has served as Chief Investment Officer and Managing Partner since its founding. Prior to founding Casdin Capital, Mr. Casdin was Vice President at Alliance Bernstein from 2007 to 2011 where he researched investment implications of new technologies for the life sciences and healthcare sectors. Prior to that, Mr. Casdin served as a research analyst at Bear Stearns and Cooper Hill Partners, specializing in healthcare investments in life sciences tools, diagnostics and medical devices. Mr. Casdin earned a bachelor's degree from Columbia University and an MBA from Columbia Business School.

Mr. Casdin brings to our Board of Directors significant financial and investment experience and a deep knowledge of the healthcare and life sciences industries that provides important insights into our industry and competitive landscape.

KEVIN T. CONROY	DIRECTOR SINCE: 2009 AGE: 52

Positions: President, Chief Executive Officer and Chairman of the Board of Directors Current Class of Director: I Current Term Expiration: 2019
Kevin T. Conroy, age 52, has served as our President and Chief Executive Officer since April 2009, as a director since March 2009 and as Chairman of our Board of Directors since March 2014. Mr. Conroy served as president and chief executive officer of Third Wave Technologies, Inc., a molecular diagnostics company, from December 2005 until the acquisition of Third Wave by Hologic, Inc. in July 2008. He joined Third Wave in July 2004 and served as general counsel until December 2005. Prior to joining Third Wave, Mr. Conroy served as intellectual property counsel at GE Healthcare, a medical imaging and diagnostics company and a division of General Electric Company. Before joining GE Healthcare, Mr. Conroy was chief operating officer of two early-stage venture-backed technology companies. Prior to those positions, he was an intellectual property litigator at two Chicago law firms, McDermott Will & Emery, and Pattishall, McAuliffe, Newbury, Hilliard and Geraldson, where he was a partner. Mr. Conroy also serves as a director of Epizyme, Inc., a clinical-stage biopharmaceutical company (NASDAQ: EPZM). He earned a bachelor's degree in electrical engineering at Michigan State University and a law degree from the University of Michigan.

Mr. Conroy brings extensive business, legal and executive leadership experience to our Board of Directors. With his significant knowledge of, and breadth of experience in, the healthcare industry in general and the molecular diagnostics industry and our Company in particular, he provides our Board of Directors with a vital understanding of our business and industry.

JAMES E. DOYLE	DIRECTOR SINCE: 2014 AGE: 72

Position: Director Current Class of Director: II Current Term Expiration: 2020
James E. Doyle, age 72, is currently Of Counsel at Foley & Lardner LLP, an international law firm, as well as partner of Doyle & Boyce Strategies, a consultant to several national foundations. Prior to his current positions, Gov. Doyle served two terms as the 44th governor of the state of Wisconsin from 2003 to 2011. Prior to his gubernatorial service, Gov. Doyle served three terms as the attorney general of the state of Wisconsin from January 1991 to January 2003. In connection with his service as attorney general, Gov. Doyle served as president of the National Association of Attorneys General from 1997 to 1998. Gov. Doyle also previously served as the District Attorney of Dane County, Wisconsin and worked in private practice. His extensive public service also includes stints in the Peace Corps as a teacher in Tunisia and as an attorney in a federal legal services office on the Navajo Indian Reservation. Gov. Doyle earned a bachelor's degree from the University of Wisconsin—Madison and a law degree from Harvard Law School.

Gov. Doyle brings to our Board of Directors proven leadership and managerial capabilities acquired through his extensive public and private sector experience. He also provides our Board of Directors with deep knowledge of governmental and legal affairs.

8	Exact Sciences 2018 Proxy Statement

INFORMATION CONCERNING DIRECTORS AND NOMINEES FOR DIRECTOR

JOHN A. FALLON, M.D.	DIRECTOR SINCE: 2016 AGE: 70

Position: Director Current Class of Director: I Current Term Expiration: 2019
John A. Fallon, M.D., age 70, has served as a director since January 2016. Dr. Fallon served as Senior Vice President and Chief Physician Executive at Blue Cross Blue Shield of Massachusetts ("BCBS MA") from 2004 through 2015. Prior to his role at BCBS MA, Dr. Fallon served as Chief Executive Officer for clinical affairs at the State University of New York Downstate Medical Center, including University Hospital of Brooklyn and the clinical faculty practice plan. His professional experience also includes the Partners Healthcare System, where he was chairman of the physician network. Dr. Fallon was also the founder and CEO of North Shore Health System, a large physician-hospital organization in Massachusetts. He serves on the boards of directors of Insulet Corporation, a medical devices company (Nasdaq: PODD), AMAG Pharmaceuticals, Inc., a specialty pharmaceutical company (Nasdaq: AMAG) and Collegium Pharmaceuticals,  Inc., a specialty pharmaceutical company (Nasdaq: COLL), as well as the board of Network for Excellence in Health Innovation (NEHI) (Chair), a not-for-profit institution. Dr. Fallon also previously served on the board of directors of the National Committee for Quality Assurance (NCQA) Medical Standards (Chair) and the New England Comparative Effectiveness Public Advisory Council (CEPAC). Dr. Fallon practiced internal medicine for more than 20 years, fulfilled his residency at Boston City Hospital, is Board Certified in Internal Medicine and is a fellow of the American College of Physicians. He received a BA from the College of the Holy Cross, an MBA from the University of South Florida and a Doctor of Medicine from Tufts University School of Medicine.

Dr. Fallon brings to our Board of Directors extensive business experience in the healthcare industry, and his service as a physician and as an executive with numerous healthcare providers and insurers provides valuable insight to our Board of Directors.

DAVID A. THOMPSON	DIRECTOR SINCE: 2010 AGE: 76

Position: Lead Independent Director Current Class of Director: I Current Term Expiration: 2019
David A. Thompson, age 76, has served as a director since July 2010 and as lead independent director since March 2014. He was the chairman and lead independent director of Third Wave Technologies, Inc., a molecular diagnostics company, from 2005 until its acquisition by Hologic, Inc. in July 2008. Prior to that, he retired in 1995 from Abbott Laboratories, a diversified healthcare company, where he worked for more than 30 years. He held several corporate officer positions within Abbott, including senior vice president and president diagnostic division, vice president human resources, vice president corporate materials management and vice president operations. Mr. Thompson previously served as the lead director of St. Jude Medical, Inc., a medical technology and services company (formerly NYSE: STJ), and as a director of each of Hycor Biomedical, Inc., a medical diagnostic products company, LifeCell Corporation, a biological products company, NABI, a biopharmaceutical company, and TriPath Imaging, Inc., an automated imaging company. Mr. Thompson earned a bachelor's degree from South Dakota State University.

Mr. Thompson brings to our Board of Directors extensive executive and leadership experience in the healthcare industry in general and the molecular diagnostics industry in particular. His prior service as lead independent director for other companies provides a valuable perspective to our Board.

Exact Sciences 2018 Proxy Statement	9

INFORMATION CONCERNING DIRECTORS AND NOMINEES FOR DIRECTOR

KATHERINE S. ZANOTTI	DIRECTOR SINCE: 2009 AGE: 63

Position: Director Current Class of Director: I Current Term Expiration: 2019
Katherine S. Zanotti, age 63, has served as a director since April 2009. She has served as chief executive officer of Arbonne International since August 2009. Ms. Zanotti has also served as Chair of Natural Products Group (the holding company of Arbonne, Natures Gate, and Levlad) since March 2010. Arbonne is a botanically based skin care, cosmetic and nutrition company marketed in seven countries, with revenue of over $550 million. From July 2002 to March 2006, she served as senior vice president of marketing at McDonald's Corporation. Ms. Zanotti is a retired vice president of the Procter & Gamble Company and most recently served as vice president and general manager of the North American pharmaceutical business and the corporate women's health platform. Ms. Zanotti currently serves on the Board of Trustees of Xavier University. She previously served as a director of Hill-Rom Holdings, Inc., a worldwide manufacturer and provider of medical technologies and related services (NYSE:HRC); Mentor Corporation, a medical device company; Alberto Culver Company, a personal care products company; and Third Wave Technologies, Inc., a molecular diagnostics company. Ms. Zanotti earned a bachelor's degree in economics and studio fine arts from Georgetown University and an MBA in marketing and finance from Xavier University.

Ms. Zanotti's extensive executive, managerial and leadership experience, including many years in the pharmaceutical industry, positions her well to serve as a member of our Board. Her business acumen and experience on the boards of directors of numerous companies make her a valuable addition to our Board of Directors.

10	Exact Sciences 2018 Proxy Statement

INFORMATION CONCERNING EXECUTIVE OFFICERS

INFORMATION CONCERNING EXECUTIVE OFFICERS

Set forth below is background information relating to our executive officers. Kevin T. Conroy is discussed above under Information Concerning Directors and Nominees for Director.

GRAHAM P. LIDGARD, PH.D.	AGE: 69

Positions: Senior Vice President and Chief Science Officer
Graham P. Lidgard, Ph.D., age 69, has served as our Senior Vice President and Chief Science Officer since August 2009. He joined us from Nanogen Inc., a medical diagnostics products company, where he was senior vice president of research and development from 2003 to 2009. Prior to joining Nanogen, Dr. Lidgard led the research and development organization at Gen-Probe Inc., a molecular diagnostics company, which developed that company's Procleix blood screening products and Aptima sexually transmitted disease products, as well as the system development group at Gen-Probe that developed its fully automated Tigris system. Prior to joining Gen-Probe in 1995, Dr. Lidgard was co-founder and vice president of product development of Matritech Inc., a developer of diagnostic products for the early detection of bladder cancer. Before he co-founded Matritech, Dr. Lidgard held senior positions at Ciba Corning Diagnostics Corp.'s worldwide diagnostics group. While at Ciba Corning, he was involved in the development of more than 70 510(k)-cleared products. He led the program for the development of the magnetic particle chemiluminescent technology that became the ACS:180 and Centaur systems. Dr. Lidgard earned a bachelor's degree and a doctorate in biological chemistry from the University of Manchester in England.

JEFFREY T. ELLIOTT	AGE: 40

Position: Chief Financial Officer
Jeffrey T. Elliott, age 40, has served as our Chief Financial Officer since November 2016. Prior to his appointment as Chief Financial Officer, Mr. Elliott served as the Company's Vice President, Business Development and Strategy, from June 2016 to November 2016. Prior to joining the Company, from 2007 to 2016, Mr. Elliott was with Robert W. Baird & Co., where from June 2012 to June 2016 he was a senior research analyst who covered diagnostics and life science tools companies. Earlier in his career, Mr. Elliott worked in a supply chain role for Walgreens and as a consultant at Cap Gemini Ernst & Young. Mr. Elliott earned a Bachelor of Science in Business Administration from the University of Illinois at Urbana-Champaign and a Master of Business Administration from the University of Chicago Booth School of Business and is a CFA charterholder.

Exact Sciences 2018 Proxy Statement	11

INFORMATION CONCERNING EXECUTIVE OFFICERS

D. SCOTT COWARD	AGE: 53

Positions: Senior Vice President, General Counsel and Secretary
D. Scott Coward, age 53, has served as our Senior Vice President, General Counsel and Secretary since January 2015. He joined us from the global law firm K&L Gates LLP, where he practiced corporate and securities law and served as managing partner of the Raleigh, NC office. Prior to his tenure at K&L Gates, Mr. Coward served as General Counsel of Blue Rhino Corporation, a leading supplier of consumer propane-related products. Prior to Blue Rhino, Mr. Coward served as an Associate General Counsel at GE Medical Systems in Milwaukee, WI, and prior to that, as a partner at the Raleigh, NC law firm Smith Anderson Blount Dorsett Mitchell & Jernigan LLP. Mr. Coward earned a bachelor's degree in business administration from the University of North Carolina—Chapel Hill and a JD from Columbia Law School.

MARK STENHOUSE	AGE: 51

Position: President, Cologuard
Mark Stenhouse, age 51, has served as President, Cologuard since April 2018. Prior to joining Exact, Mr. Stenhouse worked for over 25 years at Abbott Laboratories (NYSE: ABT) and AbbVie, Inc. (NYSE: ABVV), including in a number of executive and managerial positions within its U.S. Immunology division. Most recently, from October 2016 until March 2018, Mr. Stenhouse served as Vice President, U.S. Immunology, where Mr. Stenhouse developed AbbVie's U.S. expansion into the immunology marketplace. From April 2010 until September 2016, Mr. Stenhouse served as Vice President and Vice President/General Manager, U.S. Immunology—Gastroenterology Franchise, where Mr. Stenhouse led a successful turnaround of the franchise, including approval of HUMIRA for treatment of Ulcerative Colitis. From September 2006 through March 2010, Mr. Stenhouse held various senior management, marketing and sales positions within Abbott Laboratories' U.S. Immunology division. Mr. Stenhouse earned a Bachelor of Science in Business Administration from College of Charleston.

12	Exact Sciences 2018 Proxy Statement

CORPORATE GOVERNANCE PRINCIPLES, BOARD MATTERS AND NON-EMPLOYEE DIRECTOR COMPENSATION

CORPORATE GOVERNANCE PRINCIPLES, BOARD MATTERS AND NON-EMPLOYEE DIRECTOR COMPENSATION

Board Independence

Our Board of Directors has determined that each of Thomas D. Carey, Eli Casdin, James E. Doyle, John A. Fallon, M.D., Daniel J. Levangie, David A. Thompson, Michael S. Wyzga and Katherine S. Zanotti is an independent director within the meaning of the director independence standards of The NASDAQ Stock Market, Inc. ("NASDAQ"). Furthermore, our Board of Directors has determined that all of the members of our Audit and Finance Committee, Compensation and Management Development Committee and Corporate Governance and Nominating Committee are independent within the meaning of the director independence standards of NASDAQ and the rules of the SEC applicable to each such committee.

Executive Sessions of Independent Directors

Executive sessions of our independent directors are generally scheduled following each regularly scheduled in-person meeting of our Board of Directors. Executive sessions are led by David A. Thompson, our lead independent director, who actively solicits other independent directors for agenda items in advance of such meetings. Executive sessions of our independent directors are generally divided into two parts. The first part consists of a meeting between the independent directors and Kevin T. Conroy, our chairman and chief executive officer, and the second part consists of a meeting solely of the independent directors. The independent directors utilize the executive sessions to discuss, among other items, corporate strategy and planning, including succession planning for our executive officers.

Board Leadership Structure

Currently, Mr. Conroy serves as both the Chairman of our Board of Directors and the Chief Executive Officer of the Company. Our bylaws permit these positions to be held by the same person, and our Board of Directors believes that it is in the best interests of the Company to retain flexibility in determining whether to separate or combine the roles of Chairman and Chief Executive Officer based on our circumstances. While our Board of Directors does not have a formal policy regarding the separation of the roles of Chairman and Chief Executive Officer, our Board of Directors recognizes that one of its key responsibilities is to evaluate and determine its optimal leadership structure so as to provide independent oversight of senior management, a highly engaged Board of Directors, and the right balance between (i) effective independent oversight of the Company's business, (ii) our Board of Directors' activities and (iii) consistent corporate leadership. Our Board of Directors is open to, and assesses on at least an annual basis, different structures that provide such an optimal leadership structure, particularly given the dynamic and competitive environment in which the Company operates. As part of its most recent such assessment, the independent directors gave thorough consideration to a number of factors, including, but not limited to, the strategic goals of the Company, the dynamics of our Board of Directors, best practices within our industry, and the status of the Company's progress with respect to certain key strategic initiatives.

Based upon these considerations, the independent directors determined to maintain our Board of Directors' current leadership structure with Mr. Conroy serving as both the Chairman of our Board of Directors and the Chief Executive Officer of the Company. The independent directors based this determination on (1) Mr. Conroy's extensive experience in and knowledge of the Company, the diagnostics industry and the regulatory environment, (2) the highly effective bridge Mr. Conroy's service provides between our Board of Directors and the Company's management, (3) Mr. Conroy's continued leadership and vision necessary to lead our Board of Directors and the Company through its challenging industry and macroeconomic environments, (4) Mr. Conroy's ability to make prudent and key strategic decisions in the face of the Company's rapid growth, (5) Mr. Conroy's investor-focused perspective and (6) the effective independent leadership provided on the Board of Directors by David A. Thompson, serving in his role as lead independent director.

Our Corporate Governance and Nominating Committee Charter provides that at any time that the Company does not have an independent Chairman of our Board of Directors, the chairperson of our Corporate Governance and Nominating Committee shall also serve as our lead independent director. As such, Mr. Thompson serves as our lead independent director. The independent directors believe that Mr. Thompson has demonstrated, and will continue to demonstrate, forceful, energetic and independent leadership and thought in that position.

Our Board of Directors—which consists entirely of independent directors other than Mr. Conroy—exercises a strong, independent oversight function. This oversight function is enhanced by the fact that our Audit and Finance, Compensation and Management Development and Corporate Governance and Nominating Committees are comprised entirely of independent directors. Further, our Board of Directors meetings include regular executive sessions of the independent directors and an annual evaluation of our CEO's performance against pre-determined goals. Our Board of Directors can and will change its leadership structure if our Board of Directors determines that doing so is in the best interest of the Company and its stockholders.

Policy Governing Security Holder Communications with our Board of Directors

As set forth in our Corporate Governance Guidelines, a copy of which is available at www.exactsciences.com, security holders who wish to communicate directly with our Board of Directors, the independent directors of our Board of Directors or any individual member of our Board of Directors may do so by sending such communication by certified mail addressed to the Chairman of our Board of Directors, as a representative of the entire Board of Directors,

Exact Sciences 2018 Proxy Statement	13

CORPORATE GOVERNANCE PRINCIPLES, BOARD MATTERS AND NON-EMPLOYEE DIRECTOR COMPENSATION

the Lead Independent Director, as a representative of the independent directors of our Board of Directors, or to the individual director or directors, in each case, c/o Secretary, Exact Sciences Corporation, 441 Charmany Drive, Madison, Wisconsin 53719. The Secretary reviews any such security holder communication and forwards relevant communications to the addressee.

Policies Regarding Director Nominations

Our Board of Directors has adopted a policy concerning director nominations, a copy of which is available at www.exactsciences.com. Set forth below is a summary of certain provisions of this policy.

Director Qualifications

Our Corporate Governance and Nominating Committee is responsible for identifying the appropriate qualifications, skills and characteristics desired of members of our Board of Directors in the context of the needs of the business and the current composition and needs of our Board of Directors.

Director candidates are considered based upon a variety of criteria, including demonstrated business and professional skills and experiences relevant to our business and strategic direction, concern for long-term stockholder interests, personal integrity and sound business judgment. Our Board of Directors seeks members from diverse professional backgrounds who combine a broad spectrum of relevant industry and strategic experience and expertise that, in concert, offer us and our stockholders diversity of opinion and insight in the areas most important to us and our corporate mission. In addition, nominees for director are selected to have complementary, rather than overlapping, skill sets. While our Corporate Governance and Nominating Committee does not have a formal policy concerning the diversity of our Board of Directors, our Corporate Governance and Nominating Committee considers diversity of race, ethnicity, gender, age, cultural background and professional experience in evaluating candidates for Board membership and actively seeks female and racially diverse candidates. All candidates for director nominee must have time available to devote to the activities of our Board of Directors. Our Corporate Governance and Nominating Committee also considers the independence of candidates for director nominee, including the appearance of any conflict in serving as a director. Candidates for director nominees who do not meet all of these criteria may still be considered for nomination to our Board of Directors if our Corporate Governance and Nominating Committee believes that the candidate will make an exceptional contribution to us and our stockholders.

Process for Identifying and Evaluating Director Nominees

Our Board of Directors is responsible for selecting nominees for election to our Board of Directors by our stockholders. Our Board of Directors delegates the selection process to our Corporate Governance and Nominating Committee, with the expectation that other members of our Board of Directors, and of management, may be requested to take part in the process as appropriate. Generally, our Corporate Governance and Nominating Committee identifies candidates for director nominees in consultation with management, through the use of search firms or other advisers, through the recommendations submitted by other directors or stockholders or through such other methods as our Corporate Governance and Nominating Committee deems appropriate. Once candidates have been identified, our Corporate Governance and Nominating Committee confirms that the candidates meet the qualifications for director nominees established by our Corporate Governance and Nominating Committee. Our Corporate Governance and Nominating Committee may gather information about the candidates through interviews, detailed questionnaires, comprehensive background checks, or any other means that our Corporate Governance and Nominating Committee deems to be helpful in the evaluation process. Our Corporate Governance and Nominating Committee then meets as a group to discuss and evaluate the qualities and skills of each candidate, both on an individual basis and taking into account the overall composition and needs of our Board of Directors. Based on the results of the evaluation process, our Corporate Governance and Nominating Committee recommends candidates for our Board of Directors' approval as nominees for election to our Board of Directors. Our Corporate Governance and Nominating Committee also recommends candidates for our Board of Directors' appointments to the standing committees of our Board of Directors.

Procedures for Recommendation of Director Nominees by Stockholders

The policy of our Corporate Governance and Nominating Committee is to consider properly submitted stockholder recommendations for director candidates. To submit a recommendation to our Corporate Governance and Nominating Committee for director nominee candidates, a stockholder must make such recommendation in writing and include:

»
the name and address of the stockholder making the recommendation, as they appear on our books and records, and of such record holder's beneficial owner, if any;

»
the class and number of shares of our equity that are owned beneficially and held of record by such stockholder and such beneficial owner including all "synthetic equity instruments" (e.g., derivatives, swaps, hedges, etc.), voting rights, rights to fees, dividends, or other material rights;

»
a description of the material terms of any agreements, arrangements or understandings (whether or not in writing) entered into between such stockholder or such beneficial owner and any other person for the purpose of acquiring, holding, disposing or voting of any shares of any class of our equity;

»
the name of the individual recommended for consideration as a director nominee;

»
why such recommended candidate meets our criteria and would be able to fulfill the duties of a director;

»
how the recommended candidate meets applicable independence requirements established by the SEC and NASDAQ;

14	Exact Sciences 2018 Proxy Statement

CORPORATE GOVERNANCE PRINCIPLES, BOARD MATTERS AND NON-EMPLOYEE DIRECTOR COMPENSATION
»
the recommended candidate's beneficial ownership in our securities;

»
any relationships between the recommended candidate and us which may constitute a conflict of interest; and

»
all other information relating to the recommended candidate that would be required to be disclosed in solicitations of proxies for the election of directors or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act, including the recommended candidate's written consent to being named in the proxy statement as a nominee and to serving as a director if approved by our Board of Directors and elected.

Recommendations must be sent to the Chairperson of our Corporate Governance and Nominating Committee, c/o Secretary, Exact Sciences Corporation, 441 Charmany Drive, Madison, Wisconsin 53719. The Secretary must receive any such recommendation for nomination not later than the close of business on the 120th day nor earlier than the close of business on the 150th day prior to the first anniversary of the date of the proxy statement delivered to stockholders in connection with the preceding year's annual meeting of stockholders; provided, however, that with respect to a special meeting of stockholders called by us for the purpose of electing directors to our Board of Directors, the Secretary must receive any such recommendation not earlier than the 90th day prior to such special meeting nor later than the later of (1) the close of business on the 60th day prior to such special meeting or (2) the close of business on the 10th day following the day on which a public announcement is first made regarding such special meeting. We will promptly forward any such nominations to our Corporate Governance and Nominating Committee. Once our Corporate Governance and Nominating Committee receives a recommendation for a director candidate, such candidate will be evaluated in the same manner as other candidates and a recommendation with respect to such candidate will be delivered to our Board of Directors.

Policy Governing Director Attendance at Annual Meetings of Stockholders

Our policy is to schedule a regular meeting of our Board of Directors on the same date as our annual meeting of stockholders and, accordingly, directors are encouraged to be present at such stockholder meetings. All individuals serving on our Board of Directors at the time of the 2017 annual meeting attended the 2017 annual meeting of stockholders.

Code of Business Conduct and Ethics

We have in place a Code of Business Conduct and Ethics (the "Code of Ethics") that applies to all of our directors, officers and employees. The Code of Ethics is designed to deter wrongdoing and promote:

»
honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships;

»
full, fair, accurate, timely and understandable disclosure in reports and documents that we file with, or submit to, the SEC and in other public communications that we make;

»
compliance with applicable governmental laws, rules and regulations;

»
the prompt internal reporting of violations of the Code of Ethics to an appropriate person identified in the Code of Ethics;

»
accountability for adherence to the Code of Ethics; and

»
anonymous reporting of violations of the Code of Ethics via reporting mechanisms approved by our Audit and Finance Committee.

A current copy of the Code of Ethics is available at www.exactsciences.com. A copy may also be obtained, free of charge, from us upon a request directed to Exact Sciences Corporation, 441 Charmany Drive, Madison, Wisconsin 53719, attention: Investor Relations. We intend to disclose any amendments to or waivers of a provision of the Code of Ethics by posting such information on our website available at www.exactsciences.com and/or in our public filings with the SEC.

Our Board of Directors and its Committees

Board of Directors

Our bylaws state that the number of directors constituting the entire Board of Directors shall be determined by resolution of our Board and that our Board has the authority to increase the number of directors, fill any vacancies on our Board and to decrease the number of directors to eliminate any vacancies. The number of directors currently fixed by our Board of Directors is ten.

Our Board of Directors met ten times during the year ended December 31, 2017. All directors attended at least 75% of the aggregate of all meetings of our Board of Directors and all committees of our Board of Directors on which he or she served during 2017.

Committees

Our Board of Directors has standing Compensation and Management Development, Audit and Finance, and Corporate Governance and Nominating Committees. Our Board of Directors and each standing committee retains the authority to engage its own advisors and consultants. Each standing committee has a charter that has been approved by our Board of Directors. A copy of each committee charter is available at www.exactsciences.com. Each committee reviews the appropriateness of its charter annually or at such other intervals as each committee determines.

Exact Sciences 2018 Proxy Statement	15

CORPORATE GOVERNANCE PRINCIPLES, BOARD MATTERS AND NON-EMPLOYEE DIRECTOR COMPENSATION

The following table sets forth the current members of each standing committee of our Board:

NAME	AUDIT AND FINANCE	COMPENSATION AND MANAGEMENT DEVELOPMENT	CORPORATE GOVERNANCE AND NOMINATING
Thomas D. Carey			x

Eli Casdin	x	x

James E. Doyle		x	x

John A. Fallon, M.D.	x		x

Daniel J. Levangie	x	x

David A. Thompson			Chair

Michael S. Wyzga	Chair

Katherine S. Zanotti		Chair

The following summarizes the membership of each committee, as well as the primary roles and responsibilities of each committee and the number of times each committee met in 2017.

AUDIT AND FINANCE COMMITTEE	NUMBER OF MEETINGS IN 2017: 4
MEMBERS » Mr. Wyzga (Chair) » Mr. Casdin » Dr. Fallon » Mr. Levangie

AMONG OTHER THINGS, OUR AUDIT AND FINANCE COMMITTEE:

»

Maintains responsibility for assisting our Board of Directors in fulfilling its oversight responsibilities with respect to financial reports and other financial information.

»

Reviews, monitors and reports to our Board of Directors on the adequacy of the Company's financial reporting process and system of internal controls over financial reporting.

»

Selects, evaluates and replaces the independent auditor and serves as ultimate authority to which independent auditors are accountable.

»

In consultation with management, periodically reviews the adequacy of the Company's disclosure controls and procedures and approves any significant changes thereto.

»

Advise and consult with management concerning plans and objectives for the Company's capitalization, including the structure and amount of debt and equity required to meet the Company's financing needs.

»

Review and evaluate significant capital expenditures, mergers, acquisitions, divestitures, joint ventures and other significant transactions.

»

Provides the Audit and Finance Committee report for inclusion in our proxy statement for our annual meeting of stockholders.

»

Recommends, establishes and monitors procedures for the receipt, retention and treatment of complaints relating to accounting, internal accounting controls or auditing matters and the receipt of confidential, anonymous submissions by employees of concerns regarding questionable accounting or auditing matters.

Our Board of Directors has determined that each member of our Audit and Finance Committee is independent with the meaning of the NASDAQ director independence standards and applicable rules of the SEC for audit committee members. Our Board of Directors has also determined that Mr. Wyzga qualifies as an "audit committee financial expert" under the rules of the SEC.

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CORPORATE GOVERNANCE PRINCIPLES, BOARD MATTERS AND NON-EMPLOYEE DIRECTOR COMPENSATION

COMPENSATION AND MANAGEMENT DEVELOPMENT COMMITTEE	NUMBER OF MEETINGS IN 2017: 6
MEMBERS » Ms. Zanotti (Chair) » Mr. Casdin » Mr. Doyle » Mr. Levangie

AMONG OTHER THINGS, OUR COMPENSATION AND MANAGEMENT DEVELOPMENT COMMITTEE:

»

Discharges the responsibilities of our Board of Directors relating to the compensation of our executive officers.

»

Evaluates and recommends to our Board of Directors appropriate compensation for the Company's independent directors.

»

Oversees the Company's procedures for consideration and determination of executive and director compensation.

»

Reviews and approves all executive compensation.

»

Administers and implements the Company's incentive compensation plans and equity-based plans.

»

Oversees succession planning for executive management and reviews the performance, potential, development and retention of current and future executive management and the organizational capability to meet short- and long-term strategic objectives.

»

Reviews and recommends the Compensation Discussion & Analysis for inclusion in our proxy statement for our annual meeting of stockholders.

»

Provides our Compensation and Management Development Committee Report for inclusion in our proxy statement for our annual meeting of stockholders.

Each member of our Compensation and Management Development Committee is a non-employee director as defined in Rule 16b-3 of the Exchange Act. Our Board of Directors has determined that each member of our Compensation and Management Development Committee is also an independent director within the meaning of NASDAQ's director independence standards and applicable SEC rules.

CORPORATE GOVERNANCE AND NOMINATING COMMITTEE	NUMBER OF MEETINGS IN 2017: 5
MEMBERS » Mr. Thompson (Chair) » Mr. Carey » Mr. Doyle » Dr. Fallon

AMONG OTHER THINGS, OUR CORPORATE GOVERNANCE AND NOMINATING COMMITTEE:

»

Recommends to our Board of Directors persons to serve as members of our Board of Directors and as members of and chairpersons for the committees of our Board of Directors.

»

Considers the recommendations of candidates to serve as directors submitted from our stockholders.

»

Assists our Board of Directors in evaluating the performance of our Board of Directors and our Board committees.

»

Advises our Board of Directors regarding the appropriate board leadership structure for the Company.

»

Reviews and makes recommendations to our Board of Directors on corporate governance matters.

»

Reviews the size and composition of our Board of Directors and recommends to our Board of Directors any changes it deems advisable.

Our Board of Directors has determined that each member of our Corporate Governance and Nominating Committee is an independent director within the meaning of the NASDAQ director independence standards and applicable rules of the SEC.

Compensation and Management Development Committee Interlocks and Insider Participation

Thomas D. Carey, Eli Casdin, James E. Doyle, Daniel J. Levangie, Michael S. Wyzga and Katherine S. Zanotti served on our Compensation and Management Development Committee in 2017. None of the directors who served on our Compensation and Management Development Committee in 2017 served as one of our employees in 2017 or has ever served as one of our officers. During 2017, none of our executive officers served as a director or member of a compensation committee (or other committee performing similar functions) of any other entity of which an executive officer served on our Board of Directors or Compensation and Management Development Committee.

Exact Sciences 2018 Proxy Statement	17

CORPORATE GOVERNANCE PRINCIPLES, BOARD MATTERS AND NON-EMPLOYEE DIRECTOR COMPENSATION

Role of our Board of Directors in Risk Oversight

Our Board of Directors administers its risk oversight function directly and through our Audit and Finance Committee and our Compensation and Management Development Committee. Our Audit and Finance Committee regularly discusses with management the Company's major risk exposures, their potential financial impact on the Company, and the steps taken to monitor and control those risks and reviews with management annually a summary of risk management activities including an insurance review, a review of management's precautionary plans for disaster protection, and a review of the Company's policies and procedures with respect to cybersecurity threats and related issues. Additionally, our Audit and Finance Committee assists our Board in its oversight of the Company's compliance with legal and regulatory matters. Our Compensation and Management Development Committee, together with management, has reviewed the Company's compensation policies and practices and concluded that such policies and practices do not create risks that are reasonably likely to have a material adverse effect on the Company.

Director Compensation

  Compensation Policy for Non-Employee Directors

We maintain a compensation policy for our non-employee directors (the "Director Compensation Policy") that is intended to enable us to attract and retain, on a longer-term basis, high-qualified non-employee directors. The Director Compensation Policy is supported by a periodic benchmarking exercise conducted by Radford, an Aon Consulting Company ("Radford"), the Company's independent executive compensation consultant, which positions the cash and equity compensation paid to our non-employee directors at the market median of a peer group that is reviewed annually.

Under the Director Compensation Policy, on the date of each annual stockholders meeting, each non-employee director who continues to serve as a director following such meeting is paid an annual cash retainer as follows:

BOARD MEMBER COMPENSATION	ANNUAL RETAINER ($)
Lead Independent Director	75,000
Director	50,000

COMMITTEE CHAIRPERSON COMPENSATION	ANNUAL RETAINER ($)
Audit and Finance Committee	25,000
Compensation and Management Development Committee	20,000
Corporate Governance and Nominating Committee	13,000

COMMITTEE MEMBER COMPENSATION	ANNUAL RETAINER ($)
Audit and Finance Committee	12,500
Compensation and Management Development Committee	10,000
Corporate Governance and Nominating Committee	6,500

In lieu of cash, each non-employee director may elect to receive shares of Company common stock having an equivalent dollar value.

In addition, non-employee directors are paid cash compensation of $1,500 per meeting in atypical circumstances when (1) our Board of Directors or any committee has met more than 10 times per year or (2) our Board of Directors creates a special committee.

Under the Director Compensation Policy, on the date of each annual stockholders meeting, each non-employee director who is continuing to serve as a director following such meeting is also granted restricted stock or deferred stock units having a value of $200,000 with the number of restricted stock or deferred stock units to be issued being determined based on the closing price of the Company's common stock on the grant date. These annual equity grants are scheduled to vest upon the earlier of the first anniversary of the grant date or the date of the next annual stockholders meeting; provided upon the death of a director, such director's awards vest in full; upon a director's ceasing to serve for any other reason, such director's awards vest pro rata based on the number of days since the grant date; and upon a change of control, all awards vest in full.

Under the Director Compensation Policy, if a director is elected or appointed to our Board of Directors other than on the date of the Company's annual meeting of stockholders, such director's annual cash and equity compensation as described above, for the period between the date of such election or appointment and the date of the Company's next annual meeting of stockholders, will be granted in a pro rata amount on the date of such annual meeting to reflect the date of such director's election or appointment and the date of the Company's following annual meeting of stockholders. The number of restricted stock or deferred stock units to be issued to the director based on the foregoing pro rata compensation is determined based on the closing price of the Company's common stock on the date of such director's appointment, and such restricted stock or deferred stock units is fully vested upon grant.

18	Exact Sciences 2018 Proxy Statement

CORPORATE GOVERNANCE PRINCIPLES, BOARD MATTERS AND NON-EMPLOYEE DIRECTOR COMPENSATION

Upon his or her initial election to our Board of Directors, a new director receives shares of restricted stock or deferred stock units having a value equal to $300,000 based on the closing sale price of our common stock on the date of grant. Such shares of restricted stock or deferred stock units vest in three equal annual installments.

The foregoing compensation is in addition to reimbursement of all out-of-pocket expenses incurred by directors in attending meetings of our Board of Directors.

  Non-Employee Director Compensation in 2017

The following table provides compensation information for the one-year period ended December 31, 2017 for each non-employee member of our Board of Directors. No member of our Board employed by us receives separate compensation for services rendered as a member of our Board.

NAME	FEES EARNED OR PAID IN CASH ($)	STOCK AWARDS ($)(1)		OPTION AWARDS ($)(1)		TOTAL ($)
Thomas D. Carey	—	255,000	(2)	—		255,000
Eli Casdin	—	—		300,000	(3)	300,000
James E. Doyle	62,500	200,000		—		262,500
John A. Fallon, M.D.	67,500	200,000		—		267,500
Daniel J. Levangie	—	270,000	(2)	—		270,000
Lionel N. Sterling	35,000	240,000	(4)	—		275,000
David A. Thompson	—	288,000	(2)	—		288,000
Michael S. Wyzga	40,000	230,000	(5)	—		270,000
Katherine S. Zanotti	—	270,000	(2)	—		270,000

(1)
The amounts shown in this column indicate the grant date fair value of stock or option awards, respectively, computed in accordance with FASB ASC Topic 718. Generally, the grant date fair value is the amount that we would expense in our financial statements over the award's vesting schedule. For additional information regarding the assumptions made in calculating these amounts, see the Notes to our audited, consolidated financial statements included in our Annual Report on Form 10-K for 2017. These amounts reflect our accounting expense for these awards and do not correspond to the actual value that will be recognized by the directors.

As of December 31, 2017, the non-employee members of our Board of Directors held unexercised stock options and unvested shares of restricted stock, RSUs and deferred stock units as follows:

NAME	NUMBER OF SECURITIES UNDERLYING UNEXERCISED OPTIONS	UNVESTED SHARES OF RESTRICTED STOCK, RESTRICTED STOCK UNITS AND DEFERRED STOCK UNITS
Thomas D. Carey	15,620	5,273
Eli Casdin	10,100	—
James E. Doyle	18,477	5,273
John A. Fallon, M.D.	84,589	5,273
Daniel J. Levangie	52,472	5,273
David A. Thompson	—	5,273
Michael S. Wyzga	12,608	5,273
Katherine S. Zanotti	33,304	5,273

(2)
Amount includes all fees earned in cash by such director but which, per the election of the director and in accordance with the Director Compensation Policy, were paid in shares of Company common stock having an equivalent dollar value.

(3)
Represents a one-time award of stock options granted to Mr. Casdin upon his election to our Board of Directors in October 2017 in accordance with the Director Compensation Policy in effect at the time of Mr. Casdin's appointment.

(4)
Includes $40,000 of fees earned in cash but which per the election of the director and in accordance with the Director Compensation Policy was paid in shares of Company common stock having an equivalent dollar value.

(5)
Includes $30,000 of fees earned in cash but which per the election of the director and in accordance with the Director Compensation Policy was paid in shares of Company common stock having an equivalent dollar value.

Exact Sciences 2018 Proxy Statement	19

PROPOSAL 2—RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

PROPOSAL 2—RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

WHAT YOU ARE VOTING ON:

We are asking our stockholders to ratify the appointment of BDO USA, LLP as our independent registered public accounting firm for 2018.

Our Audit and Finance Committee of our Board of Directors has appointed BDO USA, LLP ("BDO") as our independent registered public accounting firm for the fiscal year ending December 31, 2018. We are presenting this selection to our stockholders for ratification at the annual meeting.

BDO audited our consolidated financial statements for 2017. A representative of BDO is expected to be present at the 2018 Annual Meeting. In addition to having the opportunity to make a statement, the BDO representative will be available to respond to any appropriate questions.

Vote Required for Approval

Ratification of the appointment of our independent registered public accounting firm requires the affirmative vote of a majority of the shares present or represented at the 2018 Annual Meeting, in person or by proxy, and voting on such ratification. If our stockholders fail to ratify the selection of BDO as the independent registered public accounting firm for 2018, our Audit and Finance Committee will reconsider whether to retain that firm. Even if the selection is ratified, our Audit and Finance Committee may, in its discretion, direct the appointment of a different independent registered public accounting firm at any time during the year.

Board Recommendation

20	Exact Sciences 2018 Proxy Statement

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Other than as described below and compensation agreements and other arrangements which are described in "Compensation And Other Information Concerning Named Executive Officers" beginning on page 25, in 2017 there was not, and there is not currently proposed, any transaction or series of similar transactions to which we were or will be a party in which the amount involved exceeded or will exceed $120,000 in which any director, executive officer, holder of five percent or more of any class of our capital stock or any member of their immediate family had or will have a direct or indirect material interest.

In May 2017, the Company engaged Perspective Group LLC, an executive search firm in which Thomas Carey, a member of our Board of Directors, is majority owner, to perform certain executive searches. Under the terms of the engagement, the Company paid Perspective Group $200,000 during the year ended December 31, 2017 and expects to pay Perspective Group $200,000 during the year ended December 31, 2018.

In October 2009, our Board of Directors adopted a written policy with regard to related person transactions, which sets forth our procedures and standards for the review, approval or ratification of any transaction required to be reported in our filings with the SEC or in which one of our executive officers or directors has a direct or indirect material financial interest, with limited exceptions. Our policy is that our Audit and Finance Committee shall review the material facts of all related person transactions (as defined in the related person transaction approval policy) and either approve or disapprove of the entry into any related person transaction. In the event that obtaining the advance approval of our Audit and Finance Committee is not feasible, our Audit and Finance Committee shall consider the related person transaction and, if our Audit and Finance Committee determines it to be appropriate, may ratify the related person transaction. In determining whether to approve or ratify a related person transaction, our Audit and Finance Committee will take into account, among other factors it deems appropriate, whether the related person transaction is on terms comparable to those available from an unaffiliated third-party under the same or similar circumstances and the extent of the related person's interest in the transaction.

Exact Sciences 2018 Proxy Statement	21

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The following table sets forth the aggregate fees billed or expected to be billed by BDO for 2017 and 2016 for audit and non-audit services, including "out-of-pocket" expenses incurred in rendering these services. The nature of the services provided for each category is described following the table.

Fee Category	2017	2016
Audit Fees(1)	$732,769	$488,761
Audit-Related Fees(2)	17,850	16,015
Tax Fees	—	—
All Other Fees(3)	7,087	111,796
Total	$757,706	$616,572

(1)
Audit fees include fees for professional services rendered for the audit of our consolidated annual statements, quarterly reviews, consents and assistance with and review of documents filed with the SEC.

(2)
Audit-related fees include fees for professional services rendered for the audit of our 401(k) Plan.

(3)
All other fees include fees for professional services rendered in connection with certain consulting projects undertaken by the Company.

Pre-Approval Policies and Procedures

Our Audit and Finance Committee has adopted a policy that requires that all services to be provided by the Company's independent public accounting firm, including audit services and permitted non-audit services, to be pre-approved by our Audit and Finance Committee. Our Audit and Finance Committee pre-approved all audit and permitted non-audit services provided by BDO during 2017 pursuant to this policy.

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REPORT OF THE AUDIT AND FINANCE COMMITTEE

REPORT OF THE AUDIT AND FINANCE COMMITTEE

The Audit and Finance Committee is comprised of Eli Casdin, John A. Fallon, M.D., Daniel J. Levangie and Michael S. Wyzga. None of the members of the Audit and Finance Committee is an officer or employee of the Company, and the Board of Directors has determined that each member of the Audit and Finance Committee meets the independence requirements promulgated by The NASDAQ Stock Market and the SEC, including Rule 10A-3(b)(1) under the Exchange Act.

The Audit and Finance Committee oversees the Company's financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls and the certification of the integrity and reliability of the Company's internal controls procedures. In fulfilling its oversight responsibilities, the Audit and Finance Committee has reviewed the Company's audited consolidated balance sheets at December 31, 2017 and 2016 and the related consolidated statements of operations, comprehensive loss, stockholders' equity and cash flows for each of the three years in the period ended December 31, 2017, and has discussed them with both management and BDO USA, LLP ("BDO"), the Company's independent registered public accounting firm. The Audit and Finance Committee has also discussed with the independent registered public accounting firm the matters required to be discussed by the Auditing Standard No. 1301, Communications with Audit Committees, as adopted by the Public Company Accounting Oversight Board. The Audit and Finance Committee has reviewed permitted services under rules of the SEC as currently in effect and discussed with BDO their independence from management and the Company, including the matters in the written disclosures and the letter from the independent registered public accounting firm required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant's communications with the Audit and Finance Committee concerning independence. The Audit and Finance Committee has also considered and discussed the compatibility of non-audit services provided by BDO with that firm's independence.

Based on its review of the consolidated financial statements and the aforementioned discussions, the Audit and Finance Committee concluded that it would be reasonable to recommend, and on that basis did recommend, to the Board of Directors that the audited consolidated financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2017.

Respectfully submitted by the Audit and Finance Committee.

  The Audit and Finance Committee:
  Michael S. Wyzga, Chairperson
  Eli Casdin
  John A. Fallon, M.D.
  Daniel J. Levangie

Exact Sciences 2018 Proxy Statement	23

PROPOSAL 3—ADVISORY VOTE ON EXECUTIVE COMPENSATION

PROPOSAL 3—ADVISORY VOTE ON EXECUTIVE COMPENSATION

WHAT YOU ARE VOTING ON:

At the 2018 Annual Meeting, stockholders are being asked to approve the compensation of our NEOs as disclosed in this Proxy Statement.

This Proposal 3 enables our stockholders to cast a non-binding, advisory vote to approve the compensation of our named executive officers as disclosed in this Proxy Statement.

As described in detail under the heading "Compensation and Other Information Concerning Named Executive Officers—Compensation Discussion and Analysis" beginning on page 25, our executive compensation program is designed to attract, motivate and retain our executive officers, who are critical to our success. Please read the "Compensation and Other Information Concerning Named Executive Officers" section beginning on page 25 for additional details about our executive compensation programs, including information about the 2017 compensation of our named executive officers.

We are asking our stockholders to indicate their support for our executive compensation programs as described in this Proxy Statement. This vote is not intended to address any specific term of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in this Proxy Statement. Accordingly, we are asking our stockholders to vote FOR the following resolution at the annual meeting:

    •
    "RESOLVED, that the compensation paid to the Company's named executive officers, as disclosed pursuant to the SEC's compensation disclosure rules, including the "Compensation Discussion and Analysis", the compensation tables and any related material disclosed in the proxy statement for the Company's 2018 annual meeting, is hereby APPROVED."

Although the vote on this Proposal 3 regarding the compensation of our named executive officers is not binding on our Board of Directors, we value the opinions of our stockholders and will consider the result of the vote when determining future executive compensation arrangements.

Vote Required for Approval

The foregoing resolution will be approved if holders of a majority of the shares present or represented at the 2018 annual meeting, in person or by proxy, and voting on Proposal 3 vote in favor of such resolution.

Board Recommendation

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COMPENSATION AND OTHER INFORMATION CONCERNING NAMED EXECUTIVE OFFICERS

COMPENSATION AND OTHER INFORMATION CONCERNING NAMED EXECUTIVE OFFICERS

Compensation Discussion and Analysis

This Compensation Discussion and Analysis explains our executive compensation program as it relates to our named executive officers ("NEOs"), whose compensation information is presented in the following tables and discussion in accordance with SEC rules:

NAME	POSITION
Kevin T. Conroy	Chairman, President and Chief Executive Officer
Graham P. Lidgard	Senior Vice President and Chief Science Officer
Jeffrey T. Elliott	Chief Financial Officer
D. Scott Coward	Senior Vice President, General Counsel and Secretary
Maneesh K. Arora	Former Senior Vice President and Chief Operating Officer*

*
In April 2018, Mr. Arora resigned from his positions as Senior Vice President and Chief Operating Officer and a member of our Board of Directors. Mr. Arora will remain a non-executive employee of the Company for a transition period through December 31, 2018 unless such arrangement is terminated earlier.

Our executive compensation program is designed to focus executive behavior on achievement of both our annual and long-term objectives and strategy as well as align the interests of management with those of our stockholders. To that end, executive compensation consists of three primary elements: salary, long-term equity interests and an annual cash bonus opportunity based on individual and corporate performance.

Objectives of Our Executive Compensation Program

Our compensation program for our executive officers is intended to achieve the following objectives:

»
Focus executive behavior on achievement of our annual and long-term objectives and strategy;

»
Provide a competitive compensation package that enables us to attract and retain qualified executives;

»
Provide a total compensation structure that our Compensation and Management Development Committee believes is comparable to similarly-sized companies in the life sciences industry with which we may compete for talent and which consists of a mix of base salary, equity and cash incentives; and

»
Align the interests of management and stockholders by providing management with long-term incentives through equity ownership.

Elements of Executive Compensation

Our executive compensation program consists of three primary elements: salary, long-term equity interests and an annual cash bonus opportunity based on both corporate and individual performance. Pursuant to their employment agreements, certain of our executive officers participate in a long-term incentive plan that provides for certain cash payments upon certain changes of control of the Company. All of our executive officers are also eligible for certain benefits offered to employees generally, including, life, health, disability, dental and vision insurance, as well as participation in our 401(k) plan and 2010 Employee Stock Purchase Plan. We do not currently believe it is necessary for the attraction or retention of management talent to provide executive officers with compensation in the form of perquisites (other than housing and relocation benefits from time to time).

Determining Executive Compensation

It is the responsibility of our Compensation and Management Development Committee to administer our compensation practices, to ensure that they are competitive and financially prudent and that they include incentives that are designed to appropriately drive performance. To achieve this, our Compensation and Management Development Committee periodically reviews commercially-available, industry-specific compensation data for companies of generally similar employee size, stage of development and market capitalization in the diagnostic, biotechnology and medical device industries as a general guide for establishing our pay and equity practices and structures. Our Compensation and Management Development Committee, along with our Board of Directors, also reviews and approves corporate objectives used in our executive compensation program to confirm that appropriate goals have been established and tracks performance against them. On an annual basis, our Compensation and Management Development Committee reviews tally sheets reflecting each executive officer's compensation history with respect to each element of compensation, as well as projected payouts that would come due in connection with a termination or change of control.

Exact Sciences 2018 Proxy Statement	25

COMPENSATION AND OTHER INFORMATION CONCERNING NAMED EXECUTIVE OFFICERS

Our Compensation and Management Development Committee conducts an annual review of performance and compensation during the first quarter of each year for the purpose of determining the compensation of executive officers other than the Chief Executive Officer. As part of this review, the Chief Executive Officer submits recommendations to our Compensation and Management Development Committee relating to the compensation of these officers. Following a review of these recommendations, our Compensation and Management Development Committee approves the compensation of these officers, with such modifications to the Chief Executive Officer's recommendations as our Compensation and Management Development Committee considers appropriate.

Our Compensation and Management Development Committee's review of the Chief Executive Officer's compensation is subject to additional procedures. With input from the independent directors, the Lead Independent Director, along with our Compensation and Management Development Committee, evaluates the Chief Executive Officer's performance and reviews the evaluation with him. Based on that evaluation and review and consultation with its independent compensation consultant, our Compensation and Management Development Committee then determines the Chief Executive Officer's compensation. The Chief Executive Officer is not permitted to attend the portions of meetings of our Compensation and Management Development Committee where the Committee votes or deliberates on his compensation.

Our Compensation and Management Development Committee has engaged Radford as its independent executive compensation consultant. Our Compensation and Management Development Committee has assessed the independence of Radford pursuant to SEC and listing exchange rules and concluded that no conflict of interest exists that would prevent Radford from serving as an independent consultant to our Compensation and Management Development Committee.

Analysis of Executive Compensation

Pursuant to its engagement, in early 2017 Radford provided our Compensation and Management Development Committee an annual review of the competitiveness of our executive compensation program, including the competitiveness of our base salaries, target total cash compensation, long-term incentives and target total direct compensation.

Radford analyzed the components of our executive compensation program against information blended from (1) proxy statement data from a peer group of companies that consisted of publicly-traded diagnostic, biotechnology and medical device companies that were similar to the Company in terms of stage of development, headcount, revenue and market capitalization and (2) survey data from a broader group of commercial stage public diagnostics, medical device and biotechnology companies with revenue between $30 million and $275 million and market capitalization between $700 million and $2.1 billion.

Our Compensation and Management Development Committee seeks to identify an executive compensation peer group of approximately 20 companies in the diagnostic, biotechnology and medical device industries at a similar stage of development and comparable financial profile that may compete with the Company for executive talent. Based on Radford's review and recommendations regarding the Company's executive compensation peer group, our Compensation and Management Development Committee approved a new peer group for 2017. In its review, Radford focused on creating a peer group that:

»
Represented companies operating in the diagnostics, medical device and biotechnology industries;

»
Contained commercialized companies with respect to the stage of such companies' development; and

»
Captured comparable companies in terms of headcount, revenue and market capitalization.

Based on Radford's recommendations, our Compensation and Management Development Committee (1) removed four companies from the prior year's peer group either because they were acquired or no longer met the targeted market capitalization level and (2) added six companies to the prior year's peer group (ABIOMED, Acorda Therapeutics, Meridian Bioscience, Myriad Genetics, Natera and Tesaro) that met the stated criteria.

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COMPENSATION AND OTHER INFORMATION CONCERNING NAMED EXECUTIVE OFFICERS

The companies in our peer group for 2017 were:

COMPANY	INDUSTRY
Abaxis	Health Care Equipment
ABIOMED	Health Care Equipment
Acorda Therapeutics	Biotechnology
AMAG Pharmaceuticals	Biotechnology
ARIAD Pharmaceuticals	Biotechnology
Cardiovascular Systems	Health Care Equipment
DepoMed	Pharmaceuticals
DexCom	Health Care Equipment
Foundation Medicine	Biotechnology
Genomic Health	Biotechnology
Halozyme Therapeutics	Biotechnology
Heartware International	Health Care Equipment
Insulet	Health Care Equipment
Ionis Pharmaceuticals	Biotechnology
Ironwood Pharmaceuticals	Biotechnology
Meridian Bioscience	Health Care Equipment
Myriad Genetics	Biotechnology
Natera	Biotechnology
Nektar Therapeutics	Pharmaceuticals
Pacira Pharmaceuticals	Pharmaceuticals
Quidel	Health Care Equipment
Tesaro	Biotechnology

Based on Radford's analysis, we reached the following conclusions regarding our executive compensation program relative to our peer group:

»
Base salary levels for our NEOs would remain targeted between the 25th percentile and 50th percentile.

»
Total cash compensation (base salary plus annual cash bonus opportunity) levels for our NEOs would remain targeted between the 40th and 50th percentile.

»
The aggregate value of the long-term incentive compensation awarded to our NEOs would generally remain targeted between the 50th and 75th percentile.

Radford also provided us with an assessment of our annual equity award burn rate and the expected retentive value of equity awards held by our executives, as well as an analysis of the alignment of Company performance and CEO compensation.

Based on our assessment of the performance of the executives and our compensation philosophy as described in this Compensation Discussion and Analysis, in early 2017 our Compensation and Management Development Committee took the following actions:

»
Increased the base salaries of Mr. Conroy, Mr. Arora, Dr. Lidgard and Mr. Coward from $575,000 to $632,500, $453,200 to $475,900, $391,400 to $430,500 and $370,800 to $400,300, respectively, to recognize continued contributions of these individuals to the Company. Our Compensation and Management Development Committee elected not to increase Mr. Elliott's base salary for 2017 as Mr. Elliott had received an increase in base salary from $270,000 to $350,000 in November 2016 upon his appointment as Chief Financial Officer;

»
Increased Mr. Conroy's target bonus opportunity from 75% to 80% of base salary bringing Mr. Conroy's total target cash compensation to approximately the 42nd market percentile, increased Dr. Lidgard's target bonus opportunity from 40% to 50% of base salary bringing Dr. Lidgard's total target cash compensation to approximately the 50th percentile, and increased Mr. Coward's target bonus opportunity from 45% to 50% of base salary

Exact Sciences 2018 Proxy Statement	27

COMPENSATION AND OTHER INFORMATION CONCERNING NAMED EXECUTIVE OFFICERS

  bringing Mr. Coward's total target cash compensation to approximately the market 50th percentile. Our Compensation and Management Development Committee maintained Mr. Arora's and Mr. Elliott's target bonus opportunities at 60% and 40% of base salary, respectively; and

»
Granted annual equity awards with time-based vesting terms to Mr. Conroy, Mr. Arora, Dr. Lidgard, Mr. Elliott and Mr. Coward at the market 60th percentile (with Mr. Conroy, Mr. Arora, Dr. Lidgard and Mr. Coward each receiving additional equity awards equal to 20% of the market 60th percentile in recognition of exceptional 2017 performance), consisting of stock options covering 240,000, 132,000, 81,000, 75,000 and 65,000 shares, respectively, and RSUs covering 137,300, 75,500, 46,300, 42,900 and 37,200 shares, respectively. Mr. Coward received an additional 8,500 RSUs to compensate for a shortfall in the number of performance share units he was awarded in 2016.

2017 Bonus Plan

Our Compensation and Management Development Committee believes that a meaningful portion of our executives' compensation should be "at risk"—in other words, contingent upon successful implementation of our strategy and goals. Accordingly, one component of our executive compensation program is an annual cash bonus opportunity under which each of our executive officers is eligible to earn an annual cash bonus with a specified target amount equal to a percentage of base salary, with the actual bonus awarded to be based upon the achievement of corporate goals determined by our Compensation and Management Development Committee in its discretion. In January 2017, our Compensation and Management Development Committee approved metrics to be used to determine 2017 bonuses, which included (1) improvement of the Cologuard customer experience, (2) the growth of Cologuard revenue and profitability, (3) innovation in product development and (4) employee engagement (which was used as an additional bonus weighting only for Company management at the Vice President level and above). Our NEOs were eligible to earn bonuses for 2017 performance equal to up to 206% of their target bonuses, which were target bonuses of 80% of base salary for Mr. Conroy, 60% of base salary for Mr. Arora, 50% of base salary for each of Mr. Coward and Dr. Lidgard and 40% of base salary for Mr. Elliott. Our Compensation and Management Development Committee determined actual bonus payments after the end of 2017 based on the Committee's assessment of the performance of the Company relative to the business goals and weightings as described in the chart below.

Performance against the applicable goals is expected to be used by our Compensation and Management Development Committee in determining annual bonus payments. However, in determining actual bonus payments our Compensation and Management Development Committee ultimately relies on its judgment after a comprehensive review of Company performance, as well as consideration of qualitative and other factors, without being tied to any formulas or pre-established weightings. Our Compensation and Management Development Committee has ultimate discretion to modify the matrix and may periodically revisit goals and weightings as circumstances change (though our Compensation and Management Development Committee did not make any such modifications with respect to 2017 bonuses).

In determining 2017 bonus awards, our Compensation and Management Development Committee considered the executive team's achievement of a variety of business plan goals, as follows:

GOAL	PERFORMANCE MEASURES	WEIGHTING
Improve customer experience	• Patient and provider satisfaction • Compliance rate	20%

Grow Cologuard revenue and profitability	• Achievement of a target of online-based orders of Cologuard • Revenue targets • Increase number of ordering physicians	60%

Product innovation	• Product study completions • Product research submissions • Development of international expansion potentials	20%

In addition, our Compensation and Management Development Committee provided each member of the executive team an opportunity to earn an additional 10% of his or her target bonus amount upon satisfactory levels of employee engagement, as measured by certain employee survey satisfaction results.

After considering the executive team's achievement of key business plan goals, which included achievement of 2017 revenue well in excess of target, our Compensation and Management Development Committee determined to award cash bonuses for 2017 performance at 182% of target. Accordingly, Mr. Conroy, Mr. Arora, Dr. Lidgard, Mr. Coward and Mr. Elliott of $920,920, $519,683, $391,755, $364,273 and $254,800, respectively.

Annual Equity Awards

We believe successful long-term Company performance is critical to enhancing stockholder value. For this reason and to conserve cash and better align the interests of management and stockholders, we emphasize long-term equity compensation, with the performance of each NEO primarily governing the Compensation and Management Development Committee's considerations in determining long-term equity awards to each of them.

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COMPENSATION AND OTHER INFORMATION CONCERNING NAMED EXECUTIVE OFFICERS

In January 2017, our Compensation and Management Development Committee approved annual equity awards to our NEOs consisting of time-vesting RSUs and stock options, including the approval of the number of shares of our common stock subject to each award. Customarily, these equity awards would have been issued on February 23, 2017 in accordance with our Statement of Policy with respect to Equity Award Approvals. However, the issuance of these awards was contingent upon receipt of stockholder approval of the First Amendment to the 2010 Omnibus Long-Term Incentive Plan (As Amended and Restated Effective April 28, 2015) at the 2017 Annual Meeting of Stockholders, which increased the number of shares reserved under our Omnibus Plan (the "2017 Plan Amendment").

Pursuant to and in accordance with FASB ASC Topic 718, the grant date fair value of each equity award was calculated as of July 27, 2017, the date on which the contingency of each such equity award (stockholder approval of the 2017 Plan Amendment) was satisfied. The closing price of our common stock on July 27, 2017 was $37.93. This $37.93 closing price was significantly higher than the $21.68 closing price of our common stock on February 23, 2017, the date on which such equity awards would otherwise have been granted to our NEOs, and the date on which the FASB ASC Topic 718 grant date fair value would have been determined, had such equity awards not been subject to the contingency of stockholder approval of the 2017 Plan Amendment, which resulted in meaningfully higher grant date fair values than if such grant date fair values would have been calculated as of February 23, 2017. Please refer to Footnote 3 of the Summary Compensation Table below for additional information on the calculation of the grant date fair value of the equity awards discussed in this section.

Upon receipt of the required stockholder approval in July 2017, Mr. Conroy, Mr. Arora, Dr. Lidgard, Mr. Coward and Mr. Elliott received stock options approved in January 2017 covering 240,000, 132,000, 81,000, 75,000 and 65,000 shares, respectively. The shares underlying these options vest and become exercisable in four equal annual installments beginning on the first anniversary of the February 2017 grant date. Additionally, Mr. Conroy, Mr. Arora, Mr. Coward, Dr. Lidgard, and Mr. Elliott received RSUs covering 137,300, 75,500, 51,400, 46,300 and 37,200 shares, respectively. These RSUs vest in four equal annual installments beginning on the first anniversary of the February 2017 grant date.

These awards were intended to motivate the retention of our NEOs and provide our NEOs with a market competitive long-term equity incentive opportunity. Our Compensation and Management Development Committee believes that annual equity awards provide executive officers with the opportunity to acquire long-term stock ownership positions, which motivates them to focus on long-term stockholder value, and that time-based vesting of these awards helps us to retain our leadership team in a competitive environment.

Omnibus Plan

The Company maintains the Exact Sciences Corporation 2010 Omnibus Long-Term Incentive Plan (As Amended and Restated Effective July 27, 2017) (as amended, the "Omnibus Plan"), under which we may grant cash and equity incentive awards to eligible service providers in order to attract, motivate and retain the talent for which we compete. The plan is scheduled to terminate on July 16, 2020 unless earlier terminated by our Board of Directors. The Omnibus Plan provides for the grant of incentive stock options, nonstatutory stock options, stock appreciation rights, restricted stock awards, restricted stock units and other stock-based awards. Incentive stock options may be granted only to employees, and all other awards may be granted to our and our affiliates' employees, non-employee directors, consultants and other service providers. The Omnibus Plan is administered by our Board of Directors or a committee of our Board of Directors designated by our Board of Directors to administer the Omnibus Plan. Our Board of Directors has designated the Compensation and Management Development Committee to administer the Omnibus Plan.

Company Clawback Policy

If any of the Company's financial statements are required to be restated, the Company may recover all or a portion of any award made under the Omnibus Plan with respect to any fiscal year of the Company the financial results of which are negatively affected by the restatement. The amount to be recovered will be the amount by which the affected award exceeds the amount that would have been payable had the financial statements been initially filed as restated. Moreover, any award, amount or benefit received under the Omnibus Plan will be subject to potential cancellation, recoupment, rescission, payback or other action in accordance with the terms of any applicable Company clawback policy or any applicable law, as may be in effect from time to time, whether adopted prior to or following the date of the award.

Other Compensation

We permit executive officers to purchase common stock at a discount through our 2010 Employee Stock Purchase Plan on the same terms and conditions as our other employees. Executive officers may also participate in our 401(k) Plan, which allows for the investment of a portion of plan assets in shares of our common stock. Our Compensation and Management Development Committee approved a discretionary matching Company contribution to our 401(k) Plan for 2017. The matching contribution was made using Company stock in an amount equal to 100% of an employee's total deferrals into the plan up to a limit of 6% of the employee's total compensation (subject to IRS limits).

Role of Stockholder Say-on-Pay Votes

We provide our stockholders with the opportunity to cast an annual advisory vote on executive compensation (a "say-on-pay proposal"). At the Company's annual meeting of stockholders held in July 2017, approximately 87% of the votes cast on the say-on-pay proposal at the meeting were voted in favor of the proposal. Our Compensation and Management Development Committee believes this vote affirms our stockholders' support of the Company's approach to executive compensation and did not make specific changes to our executive compensation program in response to the vote. However, our Compensation and Management Development Committee continues to review and refine the design and administration of our executive pay practices. Our Compensation and Management Development Committee also will continue to consider the outcome of the Company's say-on-pay votes when making future compensation decisions for our NEOs.

Exact Sciences 2018 Proxy Statement	29

COMPENSATION AND OTHER INFORMATION CONCERNING NAMED EXECUTIVE OFFICERS

Stock Ownership Guidelines

We maintain Stock Ownership Guidelines to encourage ownership of shares of the Company's common stock by our directors and senior executives, to further align their interests with the long-term interests of our stockholders and to further promote the Company's commitment to sound corporate governance. Under these guidelines, directors and senior executives have until the later of (1) April 21, 2019 and (2) three years from the date the director or senior executive becomes subject to the guidelines, to achieve an ownership target determined as follows:

POSITION	OWNERSHIP TARGETS: LOWER OF:
	Base Salary Multiple	Fixed Share Target

Board of Directors	Number of shares with a stock value equal to or greater than 3 times annual retainer	Number of shares equal to or greater than annual retainer, divided by stock value, multiplied by 3

CEO	Number of shares with a stock value equal to or greater than 6 times base salary	Number of shares equal to or greater than base salary, divided by stock value, multiplied by 6

Senior Executive Officers	Number of shares with a stock value equal to or greater than 2 times base salary	Number of shares equal to or greater than base salary, divided by stock value, multiplied by 2

Under the Base Salary Multiple, "stock value" is calculated annually at the end of each fiscal year based on the average of the closing prices of our common stock for the last 30 trading days of the fiscal year.

Under the Fixed Share Target, "stock value" is calculated as of the later of (1) January 1, 2012, and (2) the date the director or senior executive originally becomes subject to the Stock Ownership Guidelines, as the case may be, based on the average of the closing prices of our common stock for the 30 days leading up to, and inclusive of, the applicable date.

Under both the Base Salary Multiple and Fixed Share Target, "annual retainer" or "base salary" is the director's annual retainer or the executive's base salary, as applicable, at the end of each fiscal year (at which time each director's and senior executive's compliance will be assessed).

Each director and senior executive is expected to continuously own sufficient shares to satisfy either the Base Salary Multiple or the Fixed Share Target ownership target once attained for as long as he or she remains subject to the Stock Ownership Guidelines. If an individual's ownership target increases because of a change in position or compensation, the individual will have a three-year period to achieve the incremental amount of shares beginning on the effective date of the change in position or compensation.

Following the initial three-year period that the director or senior executive is afforded to achieve his or her individual ownership target under the Stock Ownership Guidelines, until a director or senior executive has satisfied the applicable ownership target, the director or senior executive is required to retain an amount equal to 50% of the net shares received as the result of the exercise, vesting or payment of any Company equity awards granted to the director or executive. This amount is calculated using the closing price of our common stock on the trading day immediately preceding the date of exercise, vesting or payment of the equity award. Once a director or senior executive achieves his or her individual ownership target, the retention requirements as described above no longer will apply to such director or senior executive unless a disposition by such director or senior executive would cause such individual's stock ownership to fall below his or her ownership target.

Restrictions on Hedging and Pledging of Company Securities

Our Insider Trading Policy prohibits short sales of our securities, including a "sale against the box," by our directors and executives. Our Insider Trading Policy also prohibits directors and employees from engaging in hedging or monetization transactions, such as zero-cost collars and forward sale contracts, as they involve the establishment of a short position in our securities. Our Insider Trading Policy also prohibits directors and executives from holding our securities in a margin account or pledging such securities as collateral for a loan.

Employment Agreements with NEOs

In April 2009, Kevin T. Conroy and Maneesh K. Arora joined us as our President & Chief Executive Officer and Senior Vice President & Chief Financial Officer, respectively. In November 2016, Jeffrey T. Elliott became our Chief Financial Officer. In August 2009, Graham P. Lidgard joined us as our Senior Vice President & Chief Science Officer. In January 2015, D. Scott Coward joined us as Senior Vice President, General Counsel & Secretary. In February 2012, Mr. Arora was promoted to Chief Operating Officer in addition to his title of Chief Financial Officer. In August 2013, Mr. Arora dropped the title of Chief Financial Officer upon the Company's appointment of a new Senior Vice President, Finance. In April 2018, Mr. Arora resigned as our Senior Vice

30	Exact Sciences 2018 Proxy Statement

COMPENSATION AND OTHER INFORMATION CONCERNING NAMED EXECUTIVE OFFICERS

President and Chief Operating Officer. In connection with each of these appointments we have entered into an employment agreement under which we have agreed to certain compensation arrangements and severance and change of control benefits. At this time, our Board of Directors does not intend to provide any additional tax gross-up payments to employees it may hire in the future.

Each of these packages was determined based on negotiations with the applicable NEO and taking into account his background and qualifications and the nature of his position. We believe that these compensation packages are appropriate in light of the competition for top executives in the biotechnology field and among similarly-situated companies, and that the terms of these arrangements are consistent with our executive compensation goals, including the balancing of short-term and long-term compensation to properly motivate our NEOs.

Conroy Employment Agreement

Mr. Conroy's employment agreement, dated March 18, 2009, provides for a minimum base salary and for a minimum target bonus opportunity equal to at least 50% of his base salary, with the exact amount of any such bonus to be based upon the achievement of corporate and individual performance goals to be determined by our Compensation and Management Development Committee. For 2017, Mr. Conroy's base salary was $632,500 and his target bonus opportunity was 80% of his base salary. Pursuant to his employment agreement, Mr. Conroy was also granted an option to purchase 2.5 million shares of our common stock at an exercise price of $0.83 (the closing price of our common stock on the date Mr. Conroy was hired).

Under his agreement, Mr. Conroy would be entitled to certain payments and benefits in connection with certain termination events or a change of control as described under "Potential Benefits upon Termination or Change of Control" beginning on page 32 below. The agreement also prohibits Mr. Conroy from engaging in certain activities involving competition with us and from soliciting our employees for an 18-month period following termination of his employment with the Company.

Lidgard Employment Agreement

Dr. Lidgard's employment agreement, dated August 1, 2009, provides for a minimum base salary and for a minimum target bonus opportunity equal to at least 40% of his base salary, with the exact amount of any such bonus to be based upon the achievement of corporate and individual performance goals to be determined by our Compensation and Management Development Committee. For 2017, Dr. Lidgard's base salary was $430,500 and his target bonus opportunity was 50% of his base salary. Pursuant to his employment agreement, Dr. Lidgard was also granted an option to purchase 600,000 shares of our common stock, at an exercise price of $2.88 (the closing price of our common stock on the date Dr. Lidgard was hired).

Under his agreement, Dr. Lidgard would be entitled to certain payments and benefits in connection with certain termination events or a change of control as described under "Potential Benefits upon Termination or Change of Control" beginning on page 32 below. The agreement also prohibits Dr. Lidgard from engaging in certain activities involving competition with us and from soliciting our employees for an 18-month period following termination of his employment with the Company.

Elliott Employment Agreement

Mr. Elliott's employment agreement, dated November 8, 2016, provides for a minimum base salary and for a minimum target bonus opportunity equal to 40% of his base salary, with the exact amount of any such bonus to be based upon the achievement of certain goals, including corporate and individual goals, to be determined by the Chief Executive Officer and our Compensation and Management Development Committee. For 2017, Mr. Elliott's base salary was $350,000 and his target bonus opportunity was 40% of his base salary. Mr. Elliott also received a signing bonus and a relocation stipend in connection with the employment agreement.

Under his agreement, Mr. Elliott would be entitled to certain payments and benefits in connection with certain termination events or a change of control as described under "Potential Benefits upon Termination or Change of Control" beginning on page 32 below. The agreement also prohibits Mr. Elliott from engaging in certain activities involving competition with us and from soliciting our employees or certain of our customers for a 12-month period following termination of his employment with the Company.

Coward Employment Agreement

Mr. Coward's employment agreement, dated October 30, 2014, provides for a minimum base salary and for a minimum target bonus opportunity equal to 40% of his base salary, with the exact amount of any such bonus to be based upon the achievement of certain goals, including corporate and individual goals, to be determined by the Chief Executive Officer and our Compensation and Management Development Committee. For 2017, Mr. Coward's base salary was $400,300, and his target bonus opportunity was 50% of this base salary. Mr. Coward also received a relocation stipend in connection with the employment agreement. Pursuant to his employment agreement, Mr. Coward was granted RSUs covering 75,000 shares of our common stock, which vest as follows: 25% on the first anniversary of the grant date and the balance on a ratable quarterly basis over a three-year period beginning on the first anniversary of the grant date.

Under his agreement, Mr. Coward would be entitled to certain payments and benefits in connection with certain termination events or a change of control as described under "Potential Benefits upon Termination or Change of Control" beginning on page 32 below. The agreement also prohibits Mr. Coward from soliciting our customers for a 12-month period following termination of his employment with the Company.

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COMPENSATION AND OTHER INFORMATION CONCERNING NAMED EXECUTIVE OFFICERS

Arora Employment Agreement

Mr. Arora's employment agreement, dated March 18, 2009, was terminated on April 25, 2018, when Mr. Arora resigned as our Senior Vice President and Chief Operating Officer and transitioned to a non-executive employee position. Mr. Arora's employment agreement provided for a minimum base salary and for a minimum target bonus opportunity equal to at least 40% of his base salary, with the exact amount of any such bonus to be based upon the achievement of corporate and individual performance goals to be determined by our Compensation and Management Development Committee. For 2017, Mr. Arora's base salary was $475,900 and his target bonus opportunity was 60% of his base salary. Pursuant to his employment agreement, Mr. Arora was also granted an option to purchase 1.25 million shares of our common stock, at an exercise price of $0.83 (the closing price of our common stock on the date Mr. Arora was hired).

Under his agreement, Mr. Arora was entitled to certain payments and benefits in connection with certain termination events or a change of control as described under "Potential Benefits upon Termination or Change of Control" below. The agreement also prohibited, and the Arora Transition Agreement (defined below) prohibits, Mr. Arora from engaging in certain activities involving competition with us and from soliciting our employees for an 18-month period following termination of his employment with the Company.

In connection with Mr. Arora's resignation as Senior Vice President and Chief Operating Officer and his transition into a non-executive employee role, on April 25, 2018, we entered into an Employee Transition Agreement with Mr. Arora (the "Arora Transition Agreement") pursuant to which Mr. Arora will remain a non-executive employee of the Company for a transition period through December 31, 2018 (the "Transition Period"). The Arora Transition Agreement terminated our employment agreement with Mr. Arora. Pursuant to the Arora Transition Agreement, Mr. Arora will continue to receive during the Transition Period the same compensation he was receiving prior to his change in roles, in exchange for a release of claims and his continued compliance with all restrictive covenants.

Change of Control and Severance

We believe that providing executives with severance and change of control protection is important for the following reasons:

»
to allow executives to value the forward looking elements of their compensation packages, and therefore limit retention risk; and

»
to provide compensation assurances which are competitive with those of other similarly-situated companies.

Accordingly, the Company's employment agreements and equity awards generally provide for salary continuation in the event of certain employment terminations beyond the control of the executive, as well as varying degrees of accelerated vesting of equity awards in the event of a change of control of the Company.

For further information see "Potential Benefits upon Termination or Change of Control" below.

Potential Benefits upon Termination or Change of Control

This "Potential Benefits upon Termination or Change of Control" section should be read in conjunction with the "Potential Payments upon Termination or Change of Control" section below, which provides a table that quantifies the benefits described in this section.

Severance and Change of Control Arrangements in General

We have entered into employment agreements and maintain certain plans that will require us to provide compensation and other benefits to our executive officers in connection with certain events related to a termination of employment or change of control. In connection with Mr. Arora's resignation as Senior Vice President and Chief Operating Officer and his transition into a non-executive employee role, on April 25, 2018, we entered into the Arora Transition Agreement, pursuant to which Mr. Arora will remain a non-executive employee of the Company for the Transition Period. The Arora Transition Agreement terminated our employment agreement with Mr. Arora, certain terms of which are summarized below. Pursuant to the Arora Transition Agreement, Mr. Arora will continue to receive during the Transition Period the same compensation he was receiving prior to his change in roles, in exchange for a release of claims and his continued compliance with all restrictive covenants.

Conroy Employment Agreement

Under his employment agreement, Mr. Conroy would, upon termination without "cause," resignation for "good reason" or certain "change of control" events (in each case as defined in Mr. Conroy's agreement), be entitled to receive certain benefits, as described below.

Under Mr. Conroy's employment agreement, upon termination without cause or resignation for good reason, Mr. Conroy would become entitled to receive the following:

»
Salary continuation for a period of 18 months at his then current base salary;

»
Any accrued but unpaid bonus, including any performance-based bonus, as of the termination date, on the same terms and at the same times as would have applied had Mr. Conroy's employment not terminated;

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COMPENSATION AND OTHER INFORMATION CONCERNING NAMED EXECUTIVE OFFICERS
»
The pro rata portion of a target bonus or any other performance-based bonus, provided that an annual incentive bonus is paid to other senior executives of the Company at the end of the applicable period within which Mr. Conroy's employment was terminated;

»
If Mr. Conroy elects COBRA coverage for health and/or dental insurance, Company-paid monthly premium payments for such coverage until the earliest of: (1) 12 months from the termination date; (2) the date Mr. Conroy obtains employment offering health and/or dental coverage comparable to that offered by the Company; or (3) the date COBRA coverage would otherwise terminate;

»
A payment of $10,000 towards the cost of an outplacement consulting package within 30 days of termination;

»
The vesting of the then unvested equity awards granted to Mr. Conroy (whether stock options, restricted stock or stock purchase rights under the Company's equity compensation plan, or other equity awards) will immediately accelerate by a period of 12 months; and

»
A change in the exercise period for vested equity awards such that vested equity awards become exercisable until the earlier of (1) two years from the date of termination of employment and (2) the latest date on which those equity awards expire or are eligible to be exercised under the grant agreements, determined without regard to such termination or resignation.

Under Mr. Conroy's employment agreement, in connection with a change of control, Mr. Conroy would become entitled to receive the following:

»
In the event of termination by the Company without cause or by Mr. Conroy for good reason, within 12 months before, or if Mr. Conroy remains employed with the Company on the effective date of, a change of control, a lump-sum payment equal to 24 months of base salary and his pro rata target bonus through the effective date of the change of control; provided, that any payments previously made to Mr. Conroy in connection with the termination of his employment by the Company without cause or by Mr. Conroy with good reason within the 12 months preceding a change of control would be credited against any such lump-sum payment;

»
Accelerated vesting of all outstanding unvested equity awards (whether stock options, restricted stock or stock purchase rights under the Company's equity compensation plans, or other equity awards), subject to Mr. Conroy's agreement to remain employed by the Company or any successor, if requested, for a period of at least six months following the change of control at his then current base salary;

»
In the event Mr. Conroy's employment is terminated by the Company without cause or by Mr. Conroy for good reason in anticipation or contemplation of a pending or potential change of control or while a potential change of control is under consideration or being negotiated by the Company's Board of Directors, Mr. Conroy will be deemed to remain an employee for purposes of the incentive plan to which he is entitled to participate under his employment agreement (the "Long Term Incentive Plan") as of the effective date of the change of control and will receive a full payout under the Long Term Incentive Plan as described in his employment agreement as though he remained an employee of the Company as of the effective date of such change of control; and

»
A tax gross-up payment in an amount sufficient to cause the net amount retained by him, after deduction of any parachute payment excise taxes, to equal the amounts payable as described above. At this time, our Board of Directors does not intend to provide any additional tax gross-up payments to employees it may hire in the future.

Arora, Lidgard, Elliott and Coward Employment Agreements

Under their employment agreements, Mr. Arora, Dr. Lidgard, Mr. Elliott and Mr. Coward would, upon termination without "cause," resignation for "good reason" or certain "change of control" events (in each case as defined in their respective agreements), receive certain benefits, as described below.

Under their employment agreements, upon termination without cause or resignation for good reason, Mr. Arora, Dr. Lidgard, Mr. Elliott and Mr. Coward would become entitled to receive the following:

»
Salary continuation for a period of 15 months (12 months for Mr. Elliott and Mr. Coward) at his then current base salary;

»
Any accrued but unpaid bonus, including any performance-based bonus, as of the termination date, on the same terms and at the same times as would have applied had the executive's employment not terminated;

»
The pro rata portion of a target bonus or any other performance-based bonus, provided that an annual incentive bonus is paid to other senior executives of the Company at the end of the applicable period within which the executive's employment was terminated;

»
If the executive elects COBRA coverage for health and/or dental insurance, Company-paid monthly premium payments for such coverage until the earliest of: (1) 12 months from the termination date; (2) the date the executive obtains employment offering health and/or dental coverage comparable to that offered by the Company; or (3) the date COBRA coverage would otherwise terminate;

»
A payment of $10,000 towards the cost of an outplacement consulting package within 30 days of termination;

»
The vesting of the then unvested equity awards granted to the executive (whether stock options, restricted stock or stock purchase rights under the Company's equity compensation plan, or other equity awards) will immediately accelerate by a period of 12 months; and

»
A change in the exercise period for vested equity awards such that vested equity awards become exercisable until the earlier of (1) two years from the date of termination of employment and (2) the latest date on which those equity awards expire or are eligible to be exercised under the grant agreements, determined without regard to such termination or resignation.

Exact Sciences 2018 Proxy Statement	33

COMPENSATION AND OTHER INFORMATION CONCERNING NAMED EXECUTIVE OFFICERS

Under their employment agreements, in connection with a change of control, Mr. Arora and Dr. Lidgard would become entitled to receive the following:

»
In the event of termination by us without cause or by the executive for good reason within 12 months before, or if the executive remains employed with the Company on the effective date of, a change of control, a lump-sum payment equal to 18 months base salary and the executive's pro rata target bonus through the effective date of the change of control; provided, that any payments previously made to the executive in connection with the termination of his employment by the Company without cause or by the executive with good reason within the 12 months preceding a change of control will be credited against any such lump-sum payment;

»
Accelerated vesting of all outstanding unvested equity awards (whether stock options, restricted stock or stock purchase rights under the Company's equity compensation plan, or other equity awards), subject to the executive's agreement to remain employed by the Company or any successor, if requested, for a period of at least six months following the change of control at his then current base salary; and

»
In the event the executive's employment is terminated by the Company without cause or by the executive for good reason in anticipation or contemplation of a pending or potential change of control or while a potential change of control is under consideration or being negotiated by the Company's Board of Directors, the executive will be deemed to remain an employee for purposes of the Long Term Incentive Plan as of the effective date of the change of control and will receive a full payout under the Long Term Incentive Plan as described in his respective employment agreement as though he remained an employee of the Company as of the effective date of such change of control.

Under Mr. Elliott's and Mr. Coward's employment agreements, Mr. Elliott and Mr. Coward would become entitled to accelerated vesting of all outstanding unvested equity awards (whether stock options, restricted stock, RSUs or stock purchase rights under the Company's equity compensation plans, or other equity awards) if (1) within 12 months after a change of control, he is terminated by the Company (or any successor) without cause or he terminates for good reason, (2) a change of control happens within four months after the Company terminates him without cause or he terminates for good reason or (3) he remains employed by the Company (or any successor) for at least six months following a change of control.

Conditions to Receipt of Severance and Change of Control Benefits

Under Mr. Conroy's employment agreement, the Company's obligations to provide Mr. Conroy with the severance benefits described above are contingent on:

»
Mr. Conroy's resignation from our Board of Directors in the event of any termination of Mr. Conroy's employment with the Company or upon the request of our Board of Directors in connection with any change of control;

»
Mr. Conroy's delivery and non-revocation of a signed waiver and release in a form reasonably satisfactory to the Company of all claims he may have against the Company;

»
Mr. Conroy's compliance with his Employee Confidentiality and Assignment Agreement with the Company;

»
Mr. Conroy's compliance with the 18-month non-competition covenant in his employment agreement; and

»
Mr. Conroy's compliance with the 18-month non-solicitation covenant in his employment agreement.

Under Mr. Arora's, Dr. Lidgard's, Mr. Elliott's and Mr. Coward's employment agreements, the Company's obligations to provide the severance benefits described above are contingent on:

»
The executive's delivery and non-revocation of a signed waiver and release in a form reasonably satisfactory to the Company of all claims he may have against the Company;

»
The executive's compliance with the terms of his Employee Confidentiality and Assignment Agreement with the Company;

»
The executive's compliance with the 18-month (12-month for Mr. Elliott) non-competition covenant set forth in the executive's employment agreement; and

»
The executive's compliance with the 18-month (12-month for Mr. Elliott and Mr. Coward) non-solicitation covenant set forth in the executive's employment agreement.

Death or Disability

In accordance with each NEO's employment agreement, in the event of the death or disability of the executive during the executive's employment term, the following will occur:

»
The executive's employment and the executive's employment agreement will immediately and automatically terminate; and

»
All equity awards granted to the executive, whether stock options or stock purchase rights under the Company's equity compensation plans, or other equity awards, that are unvested at the time of termination will immediately become fully vested and exercisable upon such termination.

34	Exact Sciences 2018 Proxy Statement

COMPENSATION AND OTHER INFORMATION CONCERNING NAMED EXECUTIVE OFFICERS

Change in Control Benefits under Omnibus Plan

Except as otherwise specifically provided in the applicable award agreement or in an executive's employment agreement, upon the consummation of a change in control (as defined in the Omnibus Plan): all outstanding awards will remain the obligation of the Company or be assumed by the surviving or acquiring entity, and there will be automatically substituted for the shares of our common stock then subject to the awards the consideration payable with respect of the outstanding shares of our common stock in connection with the change in control and all outstanding awards will vest as if the vesting start date with respect to the award was one year prior to the vesting start date set forth in the award agreement relating to the award. In addition to the foregoing, with respect to awards granted prior to the consummation of the change in control, in the event that any grantee who remains an employee of the Company or the acquiring or surviving entity immediately following the consummation of the change in control is terminated without cause (as defined in the Omnibus Plan) or terminates his or her own employment for good reason (as defined in the Omnibus Plan) prior to the first anniversary of the consummation of the change in control: (1) all options outstanding on the date the grantee's employment is terminated, will become immediately exercisable in full and will terminate, to the extent unexercised, on their scheduled expiration date, and if the shares of our common stock subject to the options are subject to repurchase provisions then the repurchase restrictions will immediately lapse; (2) all restricted stock awards outstanding on the date the grantee's employment is terminated, will become free of all repurchase provisions; and (3) all other stock-based awards will become exercisable, realizable or vested in full, or will be free of all repurchase provisions, as the case may be.

The summary of the foregoing benefits arising out of a change in control under the Omnibus Plan are subject to and qualified by the terms and conditions of all applicable award agreements and employment agreements to which our named executive officers are a party, in each case, as described in this Proxy Statement.

Long Term Incentive Plan

As part of their employment agreements, we have established a Long Term Incentive Plan pursuant to which Mr. Conroy, Mr. Arora and Dr. Lidgard would be entitled to receive a cash payment upon a change of control based on the equity value of the Company as reflected in the following table.

LONG TERM INCENTIVE PLAN
	PORTION OF EQUITY VALUE

NAME	FROM $100 MILLION TO $500 MILLION	EACH INCREMENTAL $50 MILLION FROM $500 MILLION TO $1 BILLION	EACH INCREMENTAL $50 MILLION FROM $1 BILLION TO $2 BILLION	ANY AMOUNT OVER $2 BILLION
Kevin T. Conroy	1.00%	0.50%	0.25%	0.00%
Maneesh K. Arora	0.50%	0.25%	0.125%	0.00%
Graham P. Lidgard	0.50%	0.25%	0.125%	0.00%

Exact Sciences 2018 Proxy Statement	35

REPORT OF THE COMPENSATION AND MANAGEMENT DEVELOPMENT COMMITTEE

REPORT OF THE COMPENSATION AND MANAGEMENT DEVELOPMENT COMMITTEE

The Compensation and Management Development Committee has reviewed and discussed with management the Compensation Discussion and Analysis (the "CD&A") for the year ended December 31, 2017, as contained in the foregoing section of this Proxy Statement. In reliance on the reviews and discussions referred to above, the Compensation and Management Development Committee recommended to the Board of Directors, and the Board of Directors has approved, that the CD&A be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2017 and in this Proxy Statement.

The Compensation and Management Development Committee: Katherine S. Zanotti, Chairperson Eli Casdin James E. Doyle Daniel J. Levangie

36	Exact Sciences 2018 Proxy Statement

EXECUTIVE COMPENSATION TABLES

EXECUTIVE COMPENSATION TABLES

Summary Compensation Table for 2017

The following table represents summary information regarding the compensation of each of our NEOs for the three years ended December 31, 2017.

NAME AND PRINCIPAL POSITION	YEAR	SALARY ($)	BONUS ($)	STOCK AWARDS ($)(1)		OPTION AWARDS ($)(2)		ALL OTHER COMPENSATION ($)		TOTAL ($)
Kevin T. Conroy	2017	632,500	920,920	5,207,789	(3)	6,487,680	(3)	16,200	(4)	13,265,089
Chairman, President and	2016	575,000	625,313	1,162,771		817,549		15,900	(4)	3,196,533
Chief Executive Officer	2015	575,000	277,725	3,668,391		1,119,844		15,900	(4)	5,656,860
Graham P. Lidgard	2017	430,500	391,755	1,756,159	(3)	2,189,592	(3)	16,200	(4)	4,784,206
Senior Vice President and	2016	391,400	227,012	752,187		181,825		15,900	(4)	1,568,324
Chief Science Officer	2015	381,704	104,880	1,229,810		386,425		15,900	(4)	2,118,719
Jeffrey T. Elliott	2017	350,000	254,800	1,410,996	(3)	1,757,080	(3)	15,351	(4)	3,788,227
Chief Financial Officer	2016	157,835	108,156	2,518,999		—		156,447	(5)	2,941,437
D. Scott Coward	2017	400,300	364,273	1,949,602	(3)	2,027,400	(3)	51,949	(6)	4,793,525
Senior Vice President,	2016	370,800	241,947	880,253		181,825		15,900	(4)	1,690,725
General Counsel and Secretary	2015	360,000	99,360	3,000,583		276,018		147,687	(7)	3,883,648
Maneesh K. Arora	2017	475,900	519,683	2,863,715	(3)	3,568,224	(3)	16,200	(4)	7,443,722
Former Senior Vice President	2016	453,200	394,284	904,754		247,943		15,900	(4)	2,016,081
and Chief Operating Officer	2015	440,000	182,160	1,823,678		517,336		15,900	(4)	2,979,074

(1)	The amounts shown in this column indicate the grant date fair value of stock awards computed in accordance with FASB ASC Topic 718. Generally, the grant date fair value is the amount that we would expense in our financial statements over the award's vesting schedule. For additional information regarding the assumptions made in calculating these amounts, see the Notes to our audited, consolidated financial statements included in our Annual Report on Form 10-K for 2017. These amounts reflect our accounting expense for these awards and do not correspond to the actual value that may be recognized by our NEOs.
(2)
The amounts shown in this column indicate the grant date fair value of option awards computed in accordance with FASB ASC Topic 718. Generally, the grant date fair value is the amount that we would expense in our financial statements over the award's vesting schedule. For additional information regarding the assumptions made in calculating these amounts, see the Notes to our audited, consolidated financial statements included in our Annual Report on Form 10-K for 2017. These amounts reflect our accounting expense for these awards and do not correspond to the actual value that may be recognized by our NEOs.
(3)
The amounts reported in the Stock Awards and Option Awards columns for 2017 represent the grant date fair value of time-based option and RSU awards that were approved by our Compensation and Management Development Committee on January 31, 2017 and made effective (for Omnibus Plan purposes) on February 23, 2017 in accordance with our Statement of Policy with respect to Equity Award Approval (the "2017 Equity Awards"). The issuance of each 2017 Equity Award was subject to and contingent upon approval by our stockholders at the 2017 annual meeting of the First Amendment to the 2010 Omnibus Long-Term Incentive Plan (As Amended and Restated Effective April 28, 2015) (the "2017 Plan Amendment"), which approval was obtained on July 27, 2017.

Pursuant to and in accordance with FASB ASC Topic 718, the grant date fair value of each 2017 Equity Award is calculated as of July 27, 2017, the date on which the contingency of each such 2017 Equity Award was satisfied (which, in the case of the time-based option awards included in the 2017 Equity Awards, is based on a Black-Scholes valuation model based on the fair market value of our common stock on July 27, 2017). The closing price of our common stock on July 27, 2017 was $37.93.

The $37.93 closing price of our common stock on July 27, 2017 (the FASB ASC Topic 718 grant date) was significantly higher than the $21.68 closing price of our common stock on February 23, 2017, the date on which, pursuant to our Statement of Policy with respect to Equity Award Approvals, the 2017 Equity Awards would otherwise have been granted to our NEOs, and the date on which the FASB ASC Topic 718 grant date fair value would have been determined, had the 2017 Equity Awards not been subject to the contingency of stockholder approval of the 2017 Plan Amendment. Thus, as a result of applicable SEC and accounting rules—and the significant increase in the price of our common stock from February 2017 to July 2017—the values reflected in the Summary Compensation Table for the 2017 Equity Awards are meaningfully higher than the values when the Compensation and Management Development Committee approved the awards.

For illustrative purposes only, below is a table setting forth, with respect to each NEO, (i) the grant date fair value of each 2017 Equity Award as reflected in the Summary Compensation Table, (ii) the grant date fair value of each 2017 Equity Award on February 23, 2017, calculated under FASB ASC Topic 718, had such 2017 Equity Award not been subject to the contingency of stockholder approval of the 2017 Plan Amendment, (iii) the differences between such grant date fair values and (iv) each NEO's total compensation for 2017 had the grant date fair values of such NEO's 2017 Equity Awards been calculated as of February 23, 2017.

Exact Sciences 2018 Proxy Statement	37

EXECUTIVE COMPENSATION TABLES

NAME	2017 EQUITY AWARD	NUMBER OF SECURITIES UNDERLYING OPTIONS AND UNITS (#)	ASC 718 GRANT DATE FAIR VALUE AS OF JULY 27, 2017 (AS REFLECTED IN SUMMARY COMPENSATION TABLE) ($)	ASC 718 GRANT DATE FAIR VALUE AS OF FEBRUARY 23, 2017 ($)	DIFFERENCE IN GRANT DATE FAIR VALUES ($)	TOTAL COMPENSATION IN SUMMARY COMPENSATION TABLE (WITH FEBRUARY 23, 2017 GRANT DATE FAIR VALUE) ($)
Kevin T. Conroy	Stock Option	240,000	6,487,680	3,168,000	3,319,680	7,714,284
	Restricted Stock Units	137,300	5,207,789	2,976,664	2,231,125
Graham P. Lidgard	Stock Option	81,000	2,189,592	1,069,200	1,120,392	2,911,439
	Restricted Stock Units	46,300	1,756,159	1,003,784	752,375
Jeffrey T. Elliott	Stock Option	65,000	1,757,080	858,000	899,080	2,284,647
	Restricted Stock Units	37,200	1,410,996	806,496	604,500
D. Scott Coward	Stock Option	75,000	2,027,400	990,000	1,037,400	2,920,875
	Restricted Stock Units	51,400	1,949,602	1,114,352	835,250
Maneesh K. Arora	Stock Option	132,000	3,568,224	1,742,400	1,825,824	4,391,023
	Restricted Stock Units	75,500	2,863,715	1,636,840	1,226,875

(4)
Represents a matching contribution to our 401(k) plan paid in shares of our common stock.

(5)
Represents (i) a matching contribution to our 401(k) plan paid in shares of our common stock and (ii) signing bonuses and certain relocation and travel stipends paid to Mr. Elliott in connection with his appointment as our Chief Financial Officer in November 2016.

(6)
Represents (i) a matching contribution to our 401(k) plan paid in shares of our common stock and (ii) $35,749 paid in respect of a corporate apartment in Madison, Wisconsin used by Mr. Coward in 2017.

(7)
Represents (i) a matching contribution to our 401(k) plan paid in shares of our common stock and (ii) a relocation stipend paid to Mr. Coward in connection with his appointment as Senior Vice President, General Counsel and Secretary in January 2015.

Grants of Plan-Based Awards in 2017

The following table sets forth all plan-based awards made to our NEOs in 2017.

NAME	AWARD TYPE	GRANT DATE(1)	COMPENSATION COMMITTEE APPROVAL DATE(1)	ALL OTHER STOCK AWARDS: NUMBER OF SHARES OF STOCK OR UNITS (#)	ALL OTHER OPTION AWARDS: NUMBER OF SECURITIES UNDERLYING OPTIONS (#)	EXERCISE OR BASE PRICE OF OPTION AWARDS ($/SH)	GRANT DATE FAIR VALUE OF STOCK AND OPTION AWARDS ($)(2)
Kevin T. Conroy	Stock Option(3)	07/27/17	01/31/17		240,000	21.68	6,487,680
	Restricted Stock Units(4)	07/27/17	01/31/17	137,300			5,207,789
Graham P. Lidgard	Stock Option(3)	07/27/17	01/31/17		81,000	21.68	2,189,592
	Restricted Stock Units(4)	07/27/17	01/31/17	46,300			1,756,159
Jeffrey T. Elliott	Stock Option(3)	07/27/17	01/31/17		65,000	21.68	1,757,080
	Restricted Stock Units(4)	07/27/17	01/31/17	37,200			1,410,996
D. Scott Coward	Stock Option(3)	07/27/17	01/31/17		75,000	21.68	2,027,400
	Restricted Stock Units(4)	07/27/17	01/31/17	51,400			1,949,602
Maneesh K. Arora	Stock Option(3)	07/27/17	01/31/17		132,000	21.68	3,568,224
	Restricted Stock Units(4)	07/27/17	01/31/17	75,500			2,863,715

(1)
The equity awards set forth in this table were approved by our Compensation and Management Development Committee on January 31, 2017 and made effective (for Omnibus Plan purposes) on February 23, 2017. However, the issuance of each equity award was subject to and contingent upon approval by our stockholders at the 2017 annual meeting of the 2017 Plan Amendment. As a result, each such award was not granted, for accounting or SEC reporting purposes, until such contingency was satisfied on July 27, 2017. Please refer to Footnote 3 of the Summary Compensation Table above for additional information on the calculation of the grant date fair value of the equity awards set forth in this table.

(2)
The amounts shown in this column indicate the grant date fair value of option awards and the grant date fair value of RSUs computed in accordance with FASB ASC Topic 718. Generally, the grant date fair value is the amount that we would expense in our financial statements over the award's vesting schedule. For additional information regarding the assumptions made in calculating these amounts, see the Notes to our audited, consolidated financial statements included in our Annual Report on Form 10-K for 2017. These amounts reflect our accounting expense for these awards and do not correspond to the actual value that will be recognized by our NEOs.

(3)
The shares underlying this option vest and become exercisable in four equal annual installments beginning on February 23, 2018.

(4)
Represents RSUs which vests in four equal annual installments beginning on February 23, 2018.

38	Exact Sciences 2018 Proxy Statement

EXECUTIVE COMPENSATION TABLES

Outstanding Equity Awards at December 31, 2017

The following table presents information about unexercised options and unvested RSUs, PSUs and shares of restricted stock that were held by our NEOs as of December 31, 2017.

	OPTION AWARDS					STOCK AWARDS

NAME	NUMBER OF SECURITIES UNDERLYING UNEXERCISED OPTIONS (#) EXERCISABLE	NUMBER OF SECURITIES UNDERLYING UNEXERCISED OPTIONS (#) UNEXERCISABLE		OPTION EXERCISE PRICE ($)	OPTION EXPIRATION DATE	NUMBER OF SHARES OR UNITS OF STOCK THAT HAVE NOT VESTED (#)		MARKET VALUE OF SHARES OR UNITS OF STOCK THAT HAVE NOT VESTED ($)(1)	EQUITY INCENTIVE PLAN AWARDS: NUMBER OF UNEARNED SHARES, UNITS OR OTHER RIGHTS THAT HAVE NOT VESTED (#)(2)	EQUITY INCENTIVE PLAN AWARDS: MARKET OR PAYOUT VALUE OF UNEARNED SHARES, UNITS OR OTHER RIGHTS THAT HAVE NOT VESTED ($)(1)
Kevin T. Conroy	500,843	—		0.83	03/18/19	265,675	(3)	13,958,565	304,397	15,993,018
	94,425	—		9.07	02/27/22
	96,758	—		10.82	02/22/23
	82,500	27,500	(4)	13.96	02/24/24
	35,500	35,500	(5)	23.38	03/09/25
	61,825	185,475	(6)	5.70	02/26/26
	—	240,000	(7)	21.68	02/23/27

Graham P. Lidgard	—	11,750	(4)	13.96	02/24/24	98,100	(8)	5,154,174	236,753	12,439,003
	—	12,250	(5)	23.38	03/09/25
	—	41,250	(6)	5.70	02/26/26
	—	81,000	(7)	21.68	02/23/27

Jeffrey T. Elliott	—	65,000	(7)	21.68	02/23/27	93,450	(9)	4,909,863	90,909	4,776,359

D. Scott Coward	8,750	8,750	(5)	23.38	03/09/25	146,400	(10)	7,691,856	169,109	8,884,987
	13,750	41,250	(6)	5.70	02/26/26
	—	75,000	(7)	21.68	02/23/27

Maneesh K. Arora	52,500	—		9.07	02/27/22	145,500	(11)	7,644,570	270,575	14,216,011
	39,500	—		10.82	02/22/23
	47,250	15,750	(4)	13.96	02/24/24
	16,400	16,400	(5)	23.38	03/09/25
	18,750	56,250	(6)	5.70	02/26/26
	—	132,000	(7)	21.68	02/23/27

(1)
The market value of unvested and unearned shares of restricted stock and RSUs is based on the closing price of our common stock on December 29, 2017 ($52.54).
(2)
Represents the unearned portion of certain PSUs, which vest based upon the achievement of certain stock price milestones, specifically, the average market price of the Company's common stock during the 20 trading days ending December 31, 2018. In accordance with SEC rules, the amounts represent the maximum amounts payable in connection with such PSU awards.
(3)
Represents the unvested portions of certain RSUs that vest as follows: (1) 19,500 shares that vested on February 24, 2018; (2) 48,800 shares that vest in two equal annual installments beginning on March 9, 2018; (3) 60,075 shares that vest in three equal annual installments beginning on February 26, 2018; and (4) 137,300 shares that vest in four equal annual installments beginning on February 23, 2018.
(4)
Represents the unvested portion of an option grant that vested on February 24, 2018.
(5)
Represents the unvested portion of an option grant that vests in two equal annual installments beginning on March 9, 2018.
(6)
Represents the unvested portion of an option grant that vests in three equal annual installments beginning on February 26, 2018.
(7)
Represents the unvested portion of an option grant that vests in four equal annual installments beginning on February 23, 2018.
(8)
Represents the unvested portions of certain RSUs that vest as follows: (1) 8,250 shares that vested on February 24, 2018; (2) 16,850 shares that vest in two equal annual installments beginning on March 9, 2018; (3) 26,700 shares that vest in three equal annual installments beginning on February 26, 2018; and (4) 46,300 shares that vest in four equal annual installments beginning on February 23, 2018.
(9)
Represents the unvested portion of certain RSUs that vest as follows: (1) 56,250 shares that vest in three equal annual installments beginning on July 28, 2018 and (2) 37,200 shares that vest in four equal annual installments beginning on February 23, 2018.
(10)
Represents the unvested portion of certain RSUs that vest as follows: (1) 18,750 shares that vest on a ratable quarterly basis over the year beginning on January 1, 2018; (2) 12,050 shares that vest in two equal annual installments beginning on March 9, 2018; (3) 64,200 shares that vest in three equal annual installments beginning on February 26, 2018; and (4) 51,400 shares that vest in four equal annual installments beginning on February 23, 2018.
(11)
Represents the unvested portions of certain RSUs that vest as follows: (1) 11,000 shares that vested on February 24, 2018; (2) 22,550 shares that vest in two equal annual installments beginning on March 9, 2018; (3) 36,450 shares that vest in three equal annual installments beginning on February 26, 2018; and (4) 75,500 shares that vest in four equal annual installments beginning on February 23, 2018.

Exact Sciences 2018 Proxy Statement	39

EXECUTIVE COMPENSATION TABLES

2017 Option Exercises and Stock Vested Table

The following table sets forth information for each of our NEOs regarding stock option exercises and vesting of stock awards during 2017.

	OPTION AWARDS		STOCK AWARDS

NAME	NUMBER OF SHARES ACQUIRED ON EXERCISE (#)	VALUE REALIZED ON EXERCISE ($)(1)	NUMBER OF SHARES ACQUIRED ON VESTING (#)	VALUE REALIZED ON VESTING ($)(2)
Kevin T. Conroy	526,475	28,954,742	83,300	1,800,596

Graham P. Lidgard	153,250	4,847,283	32,800	708,887

Jeffrey T. Elliott	—	—	18,750	740,063

D. Scott Coward	—	—	46,175	1,329,058

Maneesh K. Arora	—	—	41,650	897,485

(1)
Value realized is calculated based on the difference between the closing price of our common stock on the date of exercise and the exercise price of the stock option.
(2)
Value realized is calculated based on the closing price of our common stock on the date of vesting.

Potential Payments upon Termination or Change of Control

The following table sets forth the estimated post-employment compensation and benefits that would have been payable to our NEOs under their employment agreements, assuming that each covered circumstance occurred on December 31, 2017.

40	Exact Sciences 2018 Proxy Statement

EXECUTIVE COMPENSATION TABLES

For further information regarding the following table, see the "Potential Benefits upon Termination or Change of Control section of the Compensation Discussion & Analysis in this Proxy Statement.

NAME AND BENEFIT	SEVERANCE ELIGIBLE TERMINATION ** ($)		CHANGE OF CONTROL ($)		SEVERANCE ELIGIBLE TERMINATION AND CHANGE OF CONTROL WITHIN 12 MONTHS ** ($)		DEATH OR DISABILITY ($)
Kevin T. Conroy
Cash Severance	948,750	(1)	—		316,250	(2)	—
Bonus	920,920	(3)	—		—		—
Options and Restricted Stock	27,481,096	(4)	48,141,762	(5)	—		48,141,762	(5)
Long Term Incentive Plan	—		10,000,000	(6)	—		—
COBRA Benefits	10,195	(7)	—		—		—
Outplacement Consulting	10,000		—		—		—
Parachute Tax Gross-up	—		18,464,811	(8)	16,075	(8)	—
Total Estimated Value	29,370,961		76,606,573		332,325		48,141,762

Graham P. Lidgard
Cash Severance	538,125	(9)	—		107,625	(2)	—
Bonus	391,755	(3)	—		—		—
Options and Restricted Stock	16,291,749	(4)	22,835,512	(5)	—		22,835,512	(5)
Long Term Incentive Plan	—		5,000,000	(6)	—		—
COBRA Benefits	10,672	(7)	—		—		—
Outplacement Consulting	10,000		—		—		—
Total Estimated Value	17,242,301		27,835,512		107,625		22,835,512

Jeffrey T. Elliott
Cash Severance	350,000	(10)	—		—		—
Bonus	254,800	(3)	—		—		—
Options and Restricted Stock	6,751,581	(4)	11,692,122	(5)	—		11,692,122	(5)
COBRA Benefits	21,538	(7)	—		—		—
Outplacement Consulting	10,000		—		—		—
Total Estimated Value	7,387,919		11,692,122		—		11,692,122
D. Scott Coward
Cash Severance	400,300	(10)	—		—		—
Bonus	364,273	(3)	—		—		—
Options and Restricted Stock	13,336,410	(4)	21,078,643	(5)	—		21,078,643	(5)
COBRA Benefits	19,559	(7)	—		—		—
Outplacement Consulting	10,000		—		—		—
Total Estimated Value	14,130,542		21,078,643		—		21,078,643

Maneesh K. Arora
Cash Severance	594,875	(9)	—		118,975	(2)	—
Bonus	519,683	(3)	—		—		—
Options and Restricted Stock	19,759,770	(4)	29,654,710	(5)	—		29,654,710	(5)
Long Term Incentive Plan	—		5,000,000	(6)	—		—
COBRA Benefits	14,434	(7)	—		—		—
Outplacement Consulting	10,000		—		—		—
Total Estimated Value	20,898,762		34,654,710		118,975		29,654,710

**
"Severance Eligible Termination" means the executive's termination by the Company without cause or by the executive for good reason. Amounts reflected in the Severance Eligible Termination column are not reflected again in the Severance Eligible Termination and Change of Control within 12 Months column.
(1)
Represents 18 months' severance.
(2)
Represents six months' additional severance for Mr. Conroy, and three months' additional severance for Mr. Arora and Dr. Lidgard, in each case, payable upon a Change in Control termination.
(3)
Represents 2017 bonus award.
(4)
Represents the value of unvested options, RSUs and PSUs held on December 31, 2017 that are scheduled to vest within 12 months of such date, assuming such acceleration in connection with a Severance Eligible Termination, based upon the closing market price of the common stock on December 31, 2017 ($52.54).
(5)
Represents the value of unvested options, RSUs and PSUs held on December 31, 2017, based upon the closing market price on December 31, 2017 ($52.54). These options, RSUs and PSUs would vest in full upon a Change of Control (as defined in the NEO's employment agreement) or upon the NEO's death or Disability (as defined in the NEO's employment agreement).
(6)
Amount represents payment due under the Long Term Incentive Plan assuming a change of control transaction at an equity value equal to the Company's total market capitalization as of December 31, 2017.
(7)
Represents the estimated cost of paying for premiums for health and/or dental insurance for the maximum of 12 months.
(8)
Amount represents the estimated payment for taxes and tax gross-up that would be paid by us for the excise tax that applies to excess parachute payments.
(9)
Represents 15 months' severance.
(10)
Represents 12 months' severance.

Exact Sciences 2018 Proxy Statement	41

EQUITY COMPENSATION PLAN INFORMATION

EQUITY COMPENSATION PLAN INFORMATION

We maintain the following equity compensation plans under which our equity securities that have been issued or are authorized for issuance to our employees and/or directors, in each case, as amended: the 2000 Stock Option and Incentive Plan, the 2010 Omnibus Long-Term Incentive Plan, the 2010 Employee Stock Purchase Plan, the 2015 Inducement Award Plan and the 2016 Inducement Award Plan. The following table presents information about these plans as of December 31, 2017.

PLAN CATEGORY	NUMBER OF SECURITIES TO BE ISSUED UPON EXERCISE OF OUTSTANDING OPTIONS, WARRANTS AND RIGHTS		WEIGHTED AVERAGE EXERCISE PRICE OF OUTSTANDING OPTIONS, WARRANTS AND RIGHTS		NUMBER OF SECURITIES REMAINING AVAILABLE FOR FUTURE ISSUANCE UNDER EQUITY COMPENSATION PLANS (EXCLUDING SECURITIES OUTSTANDING)
Equity compensation plans approved by security holders	8,654,373	(1)	$11.89	(2)	12,468,652	(3)
Equity compensation plans not approved by security holders	731,588	(4)	N/A		—
Total	9,385,961		$11.89		12,468,652

(1)
Includes 6,025,500 outstanding RSUs.

(2)
Does not reflect RSUs included in the first column that do not have an exercise price.

(3)
Consists of 10,885,506 shares of common stock available for future issuance under our 2010 Omnibus Long-Term Incentive Plan and 1,583,146 shares of common stock available for future issuance under our 2010 Employee Stock Purchase Plan.

(4)
Reflects RSUs issued under our 2015 Inducement Award Plan and our 2016 Inducement Award Plan granted to 698 Company employees in connection with their hiring. These inducement RSU awards convert into common stock on a one-for-one basis upon vesting and vest in four equal annual installments beginning on the first anniversary of the applicable grant date.

42	Exact Sciences 2018 Proxy Statement

CEO PAY RATIO

CEO PAY RATIO

As required by SEC rules, we are providing the following information about the relationship of the annual total compensation for 2017 of our employees and our CEO Mr. Conroy. The pay ratio provided below is a reasonable estimate calculated in accordance with SEC rules and methods for disclosure.

For 2017, the median of the annual total compensation of all our employees (other than our CEO) was $98,724; and the annual total compensation of our CEO, for purposes of this pay ratio disclosure (as discussed below), was $13,278,504. As a result, the ratio of the annual total compensation of our CEO to the median of the annual total compensation of all our employees was approximately 135 to 1. We took the following steps to identify the median of the annual total compensation of all our employees, as well as to determine the annual total compensation of our median employee and our CEO.

We identified our median employee by (A) aggregating for each of our employees (other than our CEO) as of December 13, 2017 (our median employee determination date): (1) for permanent salaried employees, annual base salary, and solely for hourly employees, hourly rate multiplied by expected annual work schedule, including overtime (adjusted for the portion of the year worked for non-permanent employees), (2) target bonus for 2017, and (3) estimated grant date fair value of equity awards granted during 2017, and (B) ranking our employees from lowest to highest using this compensation measure.

For the annual total compensation of our median employee, we identified and calculated the elements of that employee's compensation for 2017 in accordance with the requirements of Item 402(c)(2)(x), and then added the Company's annual share of the cost of medical, dental, disability, and life insurance for the employee, resulting in annual total compensation of $98,724. For the annual total compensation of our CEO, we used the amount reported in the "Total" column of our 2017 Summary Compensation Table, adjusted as follows: to maintain consistency between the annual total compensation of our CEO and our median employee, we added the Company's annual share of the cost of medical, dental, disability, and life insurance for our CEO (estimated at $13,415) to the amount reported in the Summary Compensation Table. This resulted in annual total compensation for purposes of determining the CEO pay ratio of $13,278,504, which exceeded the amount reported for our CEO in the Summary Compensation Table by $13,415.

Exact Sciences 2018 Proxy Statement	43

SECURITIES OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

SECURITIES OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding beneficial ownership of our common stock as of April 27, 2018 by:

»
each person or group of affiliated persons known by us to be the beneficial owner of more than 5% of our common stock;

»
each executive officer included in the Summary Compensation Table above;

»
each of our directors;

»
each person nominated to become a director; and

»
all executive officers, directors and nominees as a group.

Unless otherwise noted below, the address of each person listed on the table is c/o Exact Sciences Corporation at 441 Charmany Drive, Madison, Wisconsin 53719. To our knowledge, each person listed below has sole voting and investment power over the shares shown as beneficially owned except to the extent jointly owned with spouses or otherwise noted below.

Beneficial ownership is determined in accordance with the rules of the SEC. The information does not necessarily indicate ownership for any other purpose. Under these rules, shares of common stock issuable by us to a person pursuant to restricted stock unit awards expected to vest within 60 days of April 27, 2018 and options which may be exercised within 60 days after April 27, 2018 are deemed to be beneficially owned and outstanding for purposes of calculating the number of shares and the percentage beneficially owned by that person. However, these shares are not deemed to be beneficially owned and outstanding for purposes of computing the percentage beneficially owned by any other person. The applicable percentage of common stock outstanding as of April 27, 2018 is based upon 121,898,280 shares outstanding on that date.

	AMOUNT AND NATURE OF BENEFICIAL OWNERSHIP

NAME AND ADDRESS OF BENEFICIAL OWNER	NUMBER OF ISSUED SHARES		NUMBER OF SHARES ISSUABLE(1)		TOTAL SHARES BENEFICIALLY OWNED	PERCENTAGE OF COMMON STOCK OUTSTANDING
Directors and Executive Officers
Maneesh K. Arora	658,613	(2)	250,100		908,713	*
Thomas D. Carey	52,410		15,620		68,030	*
Eli Casdin	—		—		—	*
Kevin T. Conroy	973,208	(3)	701,597	(4)	1,674,805	1.4%
D. Scott Coward	70,690	(5)	59,375	(4)	130,065	*
James E. Doyle	35,181		18,477		53,658	*
Jeffrey T. Elliott	21,793	(6)	16,250	4)	38,043	*
John A. Fallon, M.D.	32,910		56,393		89,303	*
Daniel J. Levangie	73,597		55,812		129,409	*
Graham P. Lidgard	213,452	(7)	—	(4)	213,452	*
Lionel N. Sterling	127,575		56,709		184,284	*
David A. Thompson	196,444		—		196,444	*
Michael S. Wyzga	18,376		20,592		38,968	*
Katherine S. Zanotti	105,814		33,304		139,118	*
All directors and executive officers as a group (15 persons)	2,580,063		1,284,229		3,864,292	3.2%
Stockholders
BlackRock, Inc.(8)	7,658,145		—		7,658,145	6.3%
The Vanguard Group(9)	10,055,319		—		10,055,319	8.3%
Wellington Management Group(10)	6,816,167		—		6,816,167	5.6%
Lone Pine Capital(11)	6,395,857		—		6,395,857	5.3%

*
Less than one percent.

44	Exact Sciences 2018 Proxy Statement

SECURITIES OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
(1)
Represents shares of our common stock issuable pursuant to option, restricted stock unit and deferred stock unit awards exercisable or issuable within 60 days of April 27, 2018. Does not include shares of stock issuable pursuant to option, restricted stock unit and deferred stock unit awards not exercisable or issuable within 60 days of April 27, 2018.

(2)
Includes 13,524 shares held through our 401(k) plan.

(3)
Includes 25,580 shares held through our 401(k) plan.

(4)
Does not include shares of common stock issuable on May 1, 2018 upon purchase pursuant to the Company's 2010 Employee Stock Purchase Plan. The number of shares to be purchased on May 1, 2018 was indeterminable as of April 27, 2018.

(5)
Includes 3,689 shares held through our 401(k) plan.

(6)
Consists of 781 shares held through our 401(k) plan.

(7)
Includes 12,340 shares held through our 401(k) plan.

(8)
BlackRock, Inc., a Delaware corporation ("BlackRock"), beneficially owns these shares through its subsidiaries, BlackRock Investment Management, LLC, BlackRock Investment Management (UK) Ltd, BlackRock Institutional Trust Company, N.A., BlackRock Fund Advisors, BlackRock Asset Management Canada Limited, BlackRock Asset Management Schweiz AG, BlackRock Financial Management, Inc., BlackRock Advisors, LLC, BlackRock Asset Management Ireland Limited, BlackRock Investment Management (Australia) Limited, BlackRock Japan Co, Ltd, BlackRock (Netherlands) B.V., BlackRock (Luxembourg) S.A. and BlackRock International Limited, and has the sole power to vote or to direct the vote of 7,393,535 shares and has the sole power to dispose or to direct the disposition of 7,658,145 shares. The principal address of BlackRock is 55 East 52nd Street, New York, New York 10055. This information has been obtained from Amendment No. 6 to Schedule 13G filed by BlackRock with the SEC on January 29, 2018.

(9)
The Vanguard Group, Inc., a Pennsylvania corporation ("Vanguard"), beneficially owns these shares directly and through its subsidiaries, Vanguard Fiduciary Trust Company and Vanguard Investments Australia, Ltd. Vanguard has the sole power to vote or to direct the vote of 228,979 shares, the shared power to vote or to direct the vote of 16,423 shares, the sole power to dispose or to direct the disposition of 9,819,121 shares and shared power to dispose or to direct the disposition of 236,198 shares. Vanguard Fiduciary Trust Company, a wholly-owned subsidiary of Vanguard, is the beneficial owner of 219,775 shares, and Vanguard Investments Australia, Ltd., a wholly-owned subsidiary of Vanguard, is the beneficial owner of 25,627 shares. The principal address of Vanguard is 100 Vanguard Blvd., Malvern, Pennsylvania 19355. This information has been obtained from Amendment No. 5 to Schedule 13G filed by Vanguard with the SEC on February 9, 2018.

(10)
Wellington Management Group, LLP, a Massachusetts limited liability partnership ("Wellington"), beneficially owns these shares directly and through its subsidiaries, Wellington Group Holdings LLP, Wellington Investment Advisors Holdings LLP and Wellington Management Company LLP. Wellington has the shared power to vote or to direct the vote of 5,591,765 shares and the shared power to dispose or to direct the disposition of 6,816,167 shares. The principal address of Wellington is c/o Wellington Management Company LLP, 280 Congress Street, Boston, MA 02210. This information has been obtained from Schedule 13G filed by State Street with the SEC on February 8, 2018.

(11)
Lone Pine Capital LLC, a Delaware limited liability company ("Lone Pine") owns these shares directly. Stephen F. Mandel, Jr., managing member of Lone Pine's managing member, owns these shares indirectly as the indirect managing member of Lone Pine. Lone Pine has the shared power to vote or to direct the vote of 6,395,857 shares and the shared power to dispose or to direct the disposition of 6,395,857 shares. The principal address of Lone Pine and Mr. Mandel is Two Greenwich Plaza, Greenwich, CT 06830. This information has been obtained from Schedule 13G filed by Lone Pine and Mr. Mandel with the SEC on March 5, 2018.

Exact Sciences 2018 Proxy Statement	45

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our directors, executive officers and persons who own more than ten percent of a registered class of our equity securities to file reports of ownership and changes in ownership with the SEC. Such persons are required by SEC regulations to furnish us with copies of all such filings. Based solely on our review of copies of such filings, we believe that all reporting persons complied on a timely basis with all Section 16(a) filing requirements during the year ended December 31, 2017, except that Scott Coward filed one late Form 4 with respect to the vesting of restricted stock units.

OTHER BUSINESS

Our Board of Directors knows of no business that will be presented for consideration at the 2018 Annual Meeting other than those items stated above. If any other business should come before the 2018 Annual Meeting, votes may be cast pursuant to proxies in respect to any such business in the best judgment of the person or persons acting under the proxies.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON JULY 26, 2018

The proxy statement and annual report to stockholders are available at http://www.astproxyportal.com/ast/11534/.

46	Exact Sciences 2018 Proxy Statement

QUESTIONS AND ANSWERS

QUESTIONS AND ANSWERS

Why am I receiving these materials?

You have received these proxy materials because our Board of Directors is soliciting your proxy to vote your shares at the annual meeting. The proxy statement includes information that we are required to provide you under Securities and Exchange Commission ("SEC") rules and is designed to assist you in voting your shares.

What is a proxy?

Our Board of Directors is asking for your proxy. This means you authorize persons selected by us to vote your shares at the annual meeting in the way that you instruct. All shares represented by valid proxies received before the annual meeting will be voted in accordance with the stockholder's specific voting instructions.

What is included in these materials?

These materials include:

•
the proxy statement for the annual meeting;

•
a proxy card for the annual meeting; and

•
the 2018 Annual Report to Stockholders, which includes our Annual Report on Form 10-K for the year ended December 31, 2017.

What items will be voted on at the Annual Meeting?

There are three proposals scheduled to be voted on at the annual meeting:

•
the election of the nominees to our Board of Directors nominated by our Board of Directors as Class III directors to serve until the 2021 annual meeting of stockholders;

•
the ratification of our Audit and Finance Committee's appointment of BDO USA, LLP ("BDO") as our independent registered public accounting firm for the fiscal year ending December 31, 2018; and

•
the advisory vote on the compensation paid to our named executive officers.

Our Board of Directors is not aware of any other matters to be brought before the meeting. If other matters are properly raised at the meeting, the proxy holders may vote any shares represented by proxy in their discretion.

What are our Board of Directors' voting recommendations?

Our Board of Directors recommends that you vote your shares:

•
FOR the nominees to our Board of Directors as Class III directors to serve until the 2021 annual meeting of stockholders;

•
FOR the ratification of our Audit and Finance Committee's appointment of BDO as our independent registered public accounting firm for 2018; and

•
FOR the approval of the advisory vote regarding the compensation paid to our executive officers.

Who can attend the annual meeting?

Admission to the annual meeting is limited to:

•
stockholders as of the close of business on May 31, 2018;

•
holders of valid proxies for the annual meeting; and

•
our invited guests.

Each stockholder may be asked to present valid picture identification such as a driver's license or passport and proof of stock ownership as of the record date.

When is the record date and who is entitled to vote?

Our Board of Directors set May 31, 2018 as the record date. All record holders of Exact common stock as of the close of business on that date are entitled to vote. Each share of common stock is entitled to one vote. As of the record date, there were 122,290,448 shares of common stock outstanding.

Exact Sciences 2018 Proxy Statement	47

QUESTIONS AND ANSWERS

What is a stockholder of record?

A stockholder of record or registered stockholder is a stockholder whose ownership of Exact stock is reflected directly on the books and records of our transfer agent, American Stock Transfer and Trust Company, LLC. If you hold stock through an account with a bank, broker or similar organization, you are considered the beneficial owner of shares held in "street name" and are not a stockholder of record. For shares held in street name, the stockholder of record is your bank, broker or similar organization. We only have access to ownership records for the registered shares. If you are not a stockholder of record, we will require additional documentation to evidence your stock ownership as of the record date, such as a copy of your brokerage account statement, a letter from your broker, bank or other nominee or a copy of your notice or voting instruction card. As described below, if you are not a stockholder of record, you will not be able to vote your shares unless you have a proxy from the stockholder of record authorizing you to vote your shares.

How do I vote?

You may vote by any of the following methods:

•
In person. Stockholders of record and beneficial stockholders with shares held in street name may vote in person at the meeting. If you hold shares in street name, you must also obtain a proxy from the stockholder of record authorizing you to vote your shares.

•
By mail, Internet or telephone. Stockholders of record may vote by (i) signing and returning the proxy card provided; (ii) accessing the website 'www.voteproxy.com' and following the on-screen instructions or (iii) calling 1-800-776-9437 with the control number included on your proxy card.

•
Beneficial owners of shares held in "street name." You may vote by following the voting instructions provided to you by your bank or broker.

How can I change or revoke my vote?

You may change or revoke your vote as follows:

•
Stockholders of record. You may change or revoke your vote by submitting a written notice of revocation to Exact Sciences Corporation c/o Secretary at 441 Charmany Drive, Madison, Wisconsin 53719 or by submitting another vote on or before July 25, 2018.

•
Beneficial owners of shares held in "street name." You may change or revoke your voting instructions by following the specific directions provided to you by your bank or broker.

What happens if I do not give specific voting instructions?

Stockholders of record. If you are a stockholder of record and you sign and return a proxy card without giving specific voting instructions then the proxy holders will vote your shares in the manner recommended by our Board of Directors on all matters presented in this proxy statement and as the proxy holders may determine in their discretion for any other matters properly presented for a vote at the meeting.

Beneficial owners of shares held in "street name." If you are a beneficial owner of shares held in street name and do not provide the organization that holds your shares with specific voting instructions, the organization that holds your shares may generally vote on routine matters but cannot vote on non-routine matters. If the organization that holds your shares does not receive instructions from you on how to vote your shares on a non-routine matter, the organization that holds your shares will inform the inspector of election that it does not have the authority to vote on this matter with respect to your shares. This is referred to as a "broker non-vote."

What ballot measures are considered "routine" or "non-routine?"

The election of directors ("Proposal 1") and the advisory vote on the compensation paid to our executive officers ("Proposal 3") are considered to be non-routine matters under applicable rules. A broker or other nominee cannot vote without instructions on non-routine matters, and therefore there may be broker non-votes on Proposals 1 and 3.

The ratification of the appointment of BDO as our independent registered public accounting firm for 2018 ("Proposal 2") is considered to be a routine matter under applicable rules. A broker or other nominee may generally vote on routine matters, and we do not expect there to be any broker non-votes with respect to Proposal 2.

What is the quorum for the annual meeting?

The presence, in person or by proxy, of the holders of a majority of the shares entitled to vote is necessary for the transaction of business at the annual meeting. This is called a quorum.

What is the voting requirement to approve each of the proposals?

The following are the voting requirements for each proposal:

•
Proposal 1, Election of Directors. The nominees receiving the highest number of votes will be elected as Class III directors to serve until the 2021 annual meeting of stockholders. Under the majority voting policy contained in our Corporate Governance Guidelines, any nominee for director in an

48	Exact Sciences 2018 Proxy Statement

QUESTIONS AND ANSWERS

  uncontested election who receives a greater number of votes "withheld" from his or her election than votes "for" such election must offer his or her resignation as a director to our Corporate Governance & Nominating Committee of our Board of Directors. Upon receipt of this offer of resignation, our Corporate Governance & Nominating Committee will consider the offer of resignation and recommend to our Board of Directors action to be taken with respect to the offer of resignation, including whether or not to accept such offer of resignation. Our Board of Directors will then act upon such recommendation and promptly disclose its decision, together with an explanation of the reasons behind such decision.

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Proposal 2, Ratification of Appointment of Independent Registered Public Accounting Firm. The ratification of our Audit and Finance Committee's appointment of BDO as our independent registered public accounting firm for 2018 will be approved if a majority of stockholders present or represented, in person or by proxy, and voting on this matter are cast in favor of the proposal.

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Proposal 3, Advisory Vote on Executive Compensation. The compensation paid to our named executive officers will be considered approved if a majority of the votes of stockholders present or represented, in person or by proxy, and voting on this matter, are cast in favor of the proposal.

How are abstentions and broker non-votes treated?

Broker non-votes and abstentions are counted for purposes of determining whether a quorum is present. Broker non-votes and abstentions are not counted as votes cast on any proposal considered at the annual meeting and, therefore, will have no effect on the proposals regarding the election of directors and the advisory vote on the compensation of our named executive officers. We expect no broker non-votes on the appointment of BDO as our independent registered public accounting firm for 2018. Abstentions will have no effect on the proposal ratifying the appointment of BDO as our independent registered public accounting firm for 2018.

Who pays for solicitation of proxies?

We are paying the cost of soliciting proxies. We will reimburse brokerage firms and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for sending proxy materials to stockholders and obtaining their votes. In addition to soliciting the proxies by mail, certain of our directors, officers and regular employees, without compensation, may solicit proxies personally or by telephone, facsimile and email.

Where can I find the voting results of the annual meeting?

We will announce preliminary or final voting results at the annual meeting and publish final results in a Form 8-K filed with the SEC within four business days following the meeting.

What is the deadline to propose actions for consideration or to nominate individuals to serve as directors at the 2019 annual meeting of stockholders?

Requirements for Stockholder Proposals to Be Considered for Inclusion in the Company's Proxy Materials. Stockholder proposals to be considered for inclusion in the proxy statement and form of proxy relating to the 2019 annual meeting of stockholders must be received no later than February 29, 2019. In addition, all proposals will need to comply with Rule 14a-8 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), which lists the requirements for the inclusion of stockholder proposals in company-sponsored proxy materials. Stockholder proposals must be delivered to the Company's Secretary at 441 Charmany Drive, Madison, Wisconsin 53719.

Requirements for Stockholder Nominations or Proposals to Be Brought Before the 2019 Annual Meeting of Stockholders. Notice of any director nomination or other proposal that you intend to present at the 2019 annual meeting of stockholders, but do not intend to have included in the proxy statement and form of proxy relating to the 2019 annual meeting of stockholders, must be delivered to the Company's Secretary at 441 Charmany Drive, Madison, Wisconsin 53719 not earlier than the close of business on March 28, 2019 and not later than the close of business on April 27, 2019. In addition, your notice must set forth the information required by our bylaws with respect to each director nomination or other proposal that you intend to present at the 2019 annual meeting of stockholders.

Exact Sciences 2018 Proxy Statement	49

ANNUAL MEETING OF STOCKHOLDERS OF EXACT SCIENCES CORPORATION July 26, 2018 GO GREEN e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.astfinancial.com to enjoy online access. IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON JULY 26, 2018. THE PROXY STATEMENT AND ANNUAL REPORT TO STOCKHOLDERS ARE AVAILABLE AT http://www.astproxyportal.com/ast/11534/. Please sign, date and mail your proxy card in the envelope provided as soon as possible. Please detach along perforated line and mail in the envelope provided. 20333000000000001000 5 072618 independent registered public accounting firm for 2018. the Company's named executive officers. meeting and any adjournment thereof. changes to the registered name(s) on the account may not be submitted via Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person. THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ALL NOMINEES FOR DIRECTOR AND "FOR" PROPOSALS 2 AND 3. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE x 1. To elect three members of the board of directors to serve for three-year terms as Class III Directors, each such director to serve for such term and until his or her respective successor has been duly elected and qualified, or until his or her earlier death, resignation or removal. The Board recommends a vote FOR all nominees. NOMINEES: FOR ALL NOMINEESO Thomas D. Carey O Daniel J. Levangie WITHHOLD AUTHORITYO Michael S. Wyzga FOR ALL NOMINEES FOR ALL EXCEPT (See instructions below) INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: FOR AGAINST ABSTAIN 2. Proposal to ratify the selection of BDO USA, LLP as our 3. Proposal to approve on an advisory basis the compensation of 4. To transact such other business as may properly come before the annual THIS PROXY, WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED STOCKHOLDER(S). IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR ELECTION OF ALL NOMINEES FOR DIRECTOR AND FOR PROPOSALS 2 AND 3. PLEASE COMPLETE, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE. MARK “X” HERE IF YOU PLAN TO ATTEND THE MEETING. To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that this method. Signature of Stockholder Date: Signature of StockholderDate:

0 EXACT SCIENCES CORPORATION Proxy for Annual Meeting of Stockholders July 26, 2018 SOLICITED BY THE BOARD OF DIRECTORS The undersigned hereby appoints Kevin T. Conroy and Jeffrey T. Elliott together, and each of them singly, proxies, with full power of substitution to vote all shares of stock of Exact Sciences Corporation (the "Company") which the undersigned is entitled to vote at the Annual Meeting of Stockholders of Exact Sciences Corporation to be held on Thursday, July 26, 2018, at 10:00 a.m. local time, at The Edgewater, Grand Ballrooms A and B, 1001 Wisconsin Place, Madison, Wisconsin 53703 and at any adjournments or postponements thereof, upon matters set forth in the Notice of Annual Meeting of Stockholders and Proxy Statement dated June 27, 2018, a copy of which has been received by the undersigned. CONTINUED AND TO BE SIGNED ON REVERSE SIDE 14475 1.1

ANNUAL MEETING OF STOCKHOLDERS OF EXACT SCIENCES CORPORATION July 26, 2018 INTERNET - Access “www.voteproxy.com” and follow the on-screen instructions or scan the QR code with your smartphone. Have your proxy card available when you access the web page. TELEPHONE - Call toll-free 1-800-PROXIES (1-800-776-9437) in the United States or 1-718-921-8500 from foreign countries from any touch-tone telephone and follow the instructions. Have your proxy card available when you call. Vote online/phone until 11:59 PM EST the day before the meeting. MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible. INPERSON - You may vote your shares in person by attending the Annual Meeting. GO GREEN - e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.astfinancial.com to enjoy online access. Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet. 20333000000000001000 5 072618 independent registered public accounting firm for 2018. the Company's named executive officers. meeting and any adjournment thereof. changes to the registered name(s) on the account may not be submitted via Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person. THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ALL NOMINEES FOR DIRECTOR AND "FOR" PROPOSALS 2 AND 3. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE x 1. To elect three members of the board of directors to serve for three-year terms as Class III Directors, each such director to serve for such term and until his or her respective successor has been duly elected and qualified, or until his or her earlier death, resignation or removal. The Board recommends a vote FOR all nominees. NOMINEES: FOR ALL NOMINEESO Thomas D. Carey O Daniel J. Levangie WITHHOLD AUTHORITYO Michael S. Wyzga FOR ALL NOMINEES FOR ALL EXCEPT (See instructions below) INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: FOR AGAINST ABSTAIN 2. Proposal to ratify the selection of BDO USA, LLP as our 3. Proposal to approve on an advisory basis the compensation of 4. To transact such other business as may properly come before the annual THIS PROXY, WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED STOCKHOLDER(S). IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR ELECTION OF ALL NOMINEES FOR DIRECTOR AND FOR PROPOSALS 2 AND 3. PLEASE COMPLETE, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE. MARK “X” HERE IF YOU PLAN TO ATTEND THE MEETING. To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that this method. Signature of Stockholder Date: Signature of StockholderDate: IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON JULY 26, 2018. THE PROXY STATEMENT AND ANNUAL REPORT TO STOCKHOLDERS ARE AVAILABLE AT http://www.astproxyportal.com/ast/11534/. COMPANY NUMBER ACCOUNT NUMBER PROXY VOTING INSTRUCTIONS